CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

Exhibit 10.60
Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.
GROUND LEASE

by and among
SANDS ARENA LANDLORD LLC,
a Nevada limited liability company, as Lessor,

VENETIAN CASINO RESORT, LLC,
a Nevada limited liability company,

MSG LAS VEGAS, LLC,
a Delaware limited liability company, as Lessee,

and

MSG SPORTS & ENTERTAINMENT, LLC,
a Delaware limited liability company

Dated as of July 16, 2018

Premises: See Exhibit A attached hereto.

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.
GROUND LEASE
This GROUND LEASE (this “Lease”), dated as of July 16, 2018 (the “Lease Commencement Date”), is by and among Sands Arena Landlord LLC, a Nevada limited liability company (together with its permitted successors and assigns, “Lessor”), MSG Las Vegas, LLC, a Delaware limited liability company (together with its permitted successors and assigns, “Lessee”), Venetian Casino Resort, LLC, a Nevada limited liability company (“VCR”), and MSG Sports & Entertainment, LLC, a Delaware limited liability company (“MSG S&E”). VCR and MSG S&E join in this Lease for the purposes set forth in Section 2.3. Lessor and Lessee are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS:

A.
Lessor is the owner of that certain real property located in the County of Clark, State of Nevada, consisting of approximately 18.63 acres, as more particularly described in Exhibit A attached hereto (the “Premises”), which Premises for purposes of this Lease excludes mineral rights and groundwater or other water rights.

B.
Lessor desires to lease the Premises to Lessee, and Lessee desires to hire and lease the Premises from Lessor, subject to, upon and in accordance with the terms, provisions, covenants and conditions of this Lease, for the purpose of developing and constructing a new, approximately 602,267 square foot, first-class, multi-function event venue with capacity of at least 16,000 seats (the “Venue”), together with the Bridge, as defined herein (collectively, the “Project”), to be built on the Premises in accordance with the governmental approvals listed on Exhibit F attached hereto (as may be amended or modified from time to time in accordance with this Lease, collectively, the “Project Entitlements”).

C.
Concurrently herewith Lessee is acquiring an interest in Lessor’s right, title and interest in and to such entitlements, easements, air rights, development rights, and other privileges appurtenant to the Premises as provided herein.

D.
Lessee and VCR, as predecessor-in-interest to Lessor under the Agreement to Lease, previously entered into that certain Agreement dated as of May 20, 2016 (the “Agreement to Lease”). By its execution of this Lease, each of Lessor and Lessee acknowledges and agrees that all of the conditions precedent to such Party’s obligation to execute this Lease as set forth in the Agreement to Lease have been fulfilled or waived in writing, and that the Agreement to Lease is of no further force or effect.

E.
Concurrently with the execution of this Lease, (1) Lessee, VCR, and Sands Expo & Convention Center, Inc., a Nevada corporation (“Sands Expo”), have entered into that certain License Agreement (Path of Travel) (the “Path of Travel License”), (2) Lessee and

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

Sands Expo have entered into that certain Parking License Agreement (the “Parking License”), and (3) Lessee, MSG S&E, and VCR have entered into that certain Cross-Marketing Agreement (the “Cross-Marketing Agreement” and together with this Lease, the Path of Travel License and the Parking License, the “Arena Documents”).
NOW, THEREFORE, in reliance on the foregoing and in consideration of the mutual covenants, agreements and conditions set forth herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do agree as follows:

1.	Definitions. As used in this Lease the following terms shall have the following respective meanings:

1.1.	“Actual Weekend Event Average” is defined in Section 4.3.1.

1.2.	“Actual Yearly Event Average” is defined in Section 4.3.1.

1.3.
“Affiliate” shall mean any Person directly or indirectly controlling, controlled by or under common control with another Person. For so long as Lessee is an Affiliate of the Madison Square Garden Company, the term “Affiliate” as applied to Lessee shall mean The Madison Square Garden Company or any entity directly or indirectly controlled by The Madison Square Garden Company.

1.4.	“Agreement to Lease” is defined in Recital D.

1.5.
“Applicable Laws” shall mean any and all codes, laws, rules, regulations, statutes, orders, resolutions, ordinances, administrative or other requirements, covenants, conditions and restrictions of any governmental or quasi-governmental entity (including but not limited to all applicable anti-corruption laws, anti-money laundering laws, and fair competition laws) applicable to Lessee (including without limitation the operation of Lessee’s business and the performance of Lessee’s obligations hereunder), this Lease (to the extent applicable to Lessee’s interest in the Lease) or the Property; provided that when the term “Applicable Laws” is used in Section 10.2, such term shall mean any and all codes, laws, rules, regulations, statutes, orders, resolutions, ordinances, administrative or other requirements, covenants, conditions and restrictions of any governmental or quasi-governmental entity (including but not limited to all applicable anti-corruption laws, anti-money laundering laws, and fair competition laws) regarding the operation of Lessor’s business and the performance of Lessor’s obligations hereunder.

1.6.	“Approved Transfer” is defined in Section 22.3.

1.7.	“Asset Transferee” is defined in Section 22.8.

1.8.
“Assignment” shall mean any sale, assignment, pledge, mortgage, encumbrance or any other transfer by Lessee, including transfers as security for obligations of this Lease or of Lessee’s rights and obligations under this Lease or any subletting of all

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

or substantially all of the Property (except for any license or sublease entered into in connection with an event booking). With respect to Lessee (and not MSG S&E), the term “Assignment” shall also include any direct transfer of the equity interests in such Lessee (or the direct transfer of any other entity where all or substantially all of such entity’s assets consist of a direct or indirect interest in Lessee).

1.9.	“Bridge” is defined in Section 5.7.1.

1.10.	“Bridge Construction Drawings” is defined in Section 5.7.4.

1.11.	“Bridge DD Documents” is defined in Section 5.7.3.

1.12.	“Bridge Schematic Drawings” is defined in Section 5.7.2.

1.13.
“Building Sponsor” shall mean the entity signing a Sponsorship Agreement and any brands being included in any signage at the Property or marketing materials for the Property pursuant to a Sponsorship Agreement.

1.14.
“Building Standard” shall mean a first-class facility that is equal to or better than Madison Square Garden in New York City, New York and the Forum in Inglewood, California (or any successor venues to the same); provided, however, that it is understood and agreed that the Project and other Improvements will not be exactly the same as any such other facility, and may have, for example, different types, quality and/or numbers of amenities, concessions, VIP areas, suites, media/technology and/or seats, recognizing that each such facility owned and operated by The Madison Square Garden Company and its affiliates has its own unique history, context, business needs, and commitments.

1.15.	“Business Day” is defined in Section 39.9.

1.16.
“Capital Repairs” means, collectively, any capital improvements, repairs, replacements, or restoration (but expressly excluding any capital upgrades to the extent provided in Section 7 hereof) with respect to the Improvements, including the furniture, fixtures, machinery and equipment thereon, the depreciable life of which, according to GAAP, is in excess of one year.

1.17.	“Casualty” is defined in Section 19.1.

1.18.	“Casualty Proceeds” is defined in Section 19.1.

1.19.	“Consent Agreement” is defined in Section 21.2.12.

1.20.	“Construction Commencement Date” is defined in Section 5.3.

1.21.	“CPI” shall mean the Consumer Price Index (CPI) compiled by the United States Department of Labor, Bureau of Labor Statistics for all urban consumers (1982-84 = 100).

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

1.22.	“Cumulative Post-Tax Net Cash Flows” shall mean *****.

1.23.	“Cumulative Post-Tax Return” shall mean *****.

1.24.	“Deemed Approval Process” is defined in Section 35.

1.25.	“Default Rate” shall mean the lesser of (i) two percent (2.0%) in excess of the “prime rate” then published by Wells Fargo Bank, N.A., or its successors, or (ii) the highest rate permitted by law.

1.26.	“Development” shall mean the construction of the entire Project set forth on the approved Plans.

1.27.	“Development Completion” shall mean substantial completion of the Development, as evidenced by the issuance of a temporary or permanent certificate of occupancy.

1.28.
“Development Completion Date” shall mean the date upon which Development Completion occurs as evidenced by a notice from Lessee to Lessor promptly following Development Completion, which notice shall contain a copy of all applicable certificates of occupancy evidencing that the Development Completion Date has occurred.

1.29.
“Environmental Law” shall mean any applicable Federal, state, or local statute, law, rule, regulation, ordinance, code, order or decree of any governmental authority, and any binding and enforceable judicial interpretation thereof, relating to pollution, protection of the environment and natural resources, or protection of human health or safety in respect of Hazardous Materials, and including principles of common law such as negligence, strict liability and trespass.

1.30.	“Event of Default” is defined in Section 24.1.

1.31.	“Event” shall mean an event held at the performance arena within the Improvements with at least four thousand (4,000) attendees.

1.32.	“Event Expenses” is defined in Section 4.4.

1.33.	“Fee Mortgage” is defined in Section 17.

1.34.	“Fee Mortgagee” is defined in Section 17.

1.35.	“First Event Test Year” is defined in Section 4.3.1.

1.36.
“Force Majeure” shall mean, whenever any time period or deadline is prescribed in this Lease (other than the terms of Sections 18 (Insurance) and 39.16 (Holding Over) hereof and except that in no event shall Force Majeure apply to the payment of money, nor shall the inability to pay be a Force Majeure event), such period or

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

deadline shall be extended by the number of days that completion of an obligation is actually delayed due to acts of nature or of the public enemy; acts of the government; acts of terrorism; fires; floods; tidal waves; epidemics; quarantine restrictions; freight embargoes; earthquakes; unusually severe weather; strikes or other substantial interruption of work because of labor disputes; inability to obtain materials or acceptable substitute materials on a timely basis; failure or delay in delivery of utilities serving the Premises not caused by, or outside the reasonable control of, the party claiming an extension; previously unknown environmental conditions discovered on or affecting the Premises or any portion thereof, in each case including any delay caused or resulting from the investigation or remediation of such conditions; existing unknown or newly discovered geotechnical conditions, including any delay caused or resulting from the investigation or remediation of such conditions, litigation that enjoins construction or other work on the Premises or any portion thereof, causes a lender to refuse to fund, disburse or accelerate payment on a loan, or prevents or suspends construction work except to the extent caused by the party claiming an extension; and any action or proceeding before any judicial, adjudicative, or legislative decision-making body, including any administrative appeal, that prevent the action that is being delayed, brought by a third party that challenges any Project Entitlement or other approval, action or consent required to implement the Project, provided the foregoing events shall only be considered Force Majeure to the extent the same (a) do not arise from the acts or negligent omissions of the Party claiming Force Majeure delay and (b) are not within the reasonable control of such Party.

1.37.	“GAAP” shall mean Generally Accepted Accounting Principles, consistently applied.

1.38.
“Gaming License” shall mean any license, franchise or other authorization to own, lease, operate, or otherwise conduct gaming activities, required pursuant to Nevada or federal law; provided, however, that the uncapitalized term “gaming license” as used in Section 1.58, Section 31.2.6, and Exhibit G shall mean any license, franchise or other authorization to own, lease, operate, or otherwise conduct gaming activities, required pursuant to local, state, federal, or international law.

1.39.
“Hazardous Material” shall mean any substance, material or waste (regardless of physical form or concentration) that is (a) toxic, radioactive, hazardous, explosive, carcinogenic, ignitable, corrosive, reactive or words of similar meaning or regulatory effect under Environmental Laws; or (b) restricted or regulated under any Environmental Laws. Without limiting the foregoing, “Hazardous Materials” includes petroleum, petroleum products and by-products including gasoline, diesel fuel or other petroleum hydrocarbons; asbestos and asbestos-containing materials, in any form, whether friable or nonfriable; polychlorinated biphenyls; and radon gas.

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

1.40.	“Impositions” shall mean all *****.

1.41.
“Improvements” shall mean all buildings and other additions, alterations, modifications and improvements now or hereafter located on the Premises, and all renewals or replacements thereof, including without limitation the Venue and the Bridge and all other aspects of the Project.

1.42.
“Income Tax Payments” shall mean income tax payments calculated (i) using a rate equal to the sum of (A) five percent (5%) plus (B) the highest Nevada state income tax rate then applicable to corporations (if any), as may be adjusted from time to time, plus (C) the highest federal income tax rate then applicable to corporations, as may be adjusted from time to time and (ii) multiplied by Net Taxable Income.

1.43.	“Indemnitee” is defined in Section 6.1.

1.44.	“Indemnitor” is defined in Section 6.1.

1.45.	“Insurance to Replacement Cost Ratio” shall mean the ratio of (a) the Casualty Proceeds divided by (b) the replacement cost of the Project.

1.46.	“Interconnection Point” is defined in Section 5.7.1.

1.47.
“Investment” shall mean all capital and expense costs incurred by Lessee during pre-construction, construction and residual/post-opening construction incurred to complete the initial full scope of Project development and net of the TI Allowance to the extent paid to Lessee.

1.48.	“Lease” shall mean this Ground Lease, as it may be amended, modified or supplemented from time to time in the manner provided herein.

1.49.	“Lease Commencement Date” is defined in the preamble.

1.50.	“Lease Term” is defined in Section 2.2.

1.51.
“Leasehold Foreclosure” shall mean judicial foreclosure of a Leasehold Mortgage, sale under a power of sale given in a Leasehold Mortgage, and all other remedies provided by law or equity or specified in the Leasehold Mortgage and, solely with respect to Leasehold Mortgage that is not a pledge of direct or indirect ownership interests in the Lessee, enforceable in Nevada at the time of the foreclosure for divesting the obligor of title in the event of the obligor’s default under the Leasehold Mortgage or the obligation it secures.

1.52.
“Leasehold Mortgage” means a mortgage, deed of trust, pledge, or other encumbrance, together with such associated financing statements, fixture filings, security agreements and related documentation for the purpose of creating and perfecting a contractual security interest in real property in favor of a Qualified

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

Lender or a pledge of the direct or indirect owner(s) of Lessee, encumbering Lessee’s interest in this Lease or the Property, or any portion thereof, or the direct and/or indirect ownership interests in Lessee, provided no Leasehold Mortgage shall encumber the fee interest in the Premises.

1.53.	“Leasehold Mortgagee” shall mean the mortgagee, beneficiary or other obligee of any indebtedness secured by a Leasehold Mortgage.

1.54.	“Lessee” is defined in the preamble.

1.55.	“Lessee Parties” is defined in Section 6.6.

1.56.	“Lessee’s Condemnation Value” is defined in Section 20.4.2.

1.57.	“Lessor” is defined in the preamble.

1.58.
“Lessor Competitor” shall mean, at any time that such determination is made pursuant to Section 1.98 or Section 22.4, (x) any Person that owns or operates a casino located in Singapore, Macao, the States of Nevada, New Jersey, Massachusetts or Pennsylvania, or any other jurisdiction in which Lessor or any LVS Affiliate has obtained or applied for a gaming license (or is a controlled Affiliate of such a Person); provided that a passive investment constituting less than ten percent (10%) of the common stock of any such casino shall not constitute ownership thereof for the purposes of this definition, or (y) any Person that owns or operates a convention facility, trade show facility, conference center facility, or exhibition facility located in Singapore, Macao, the States of Nevada, New Jersey, Massachusetts or Pennsylvania, or any other jurisdiction in which Lessor or any of its Affiliates owns, operates or is developing a convention facility, trade show facility, conference center facility, or exhibition facility (or an Affiliate of such a Person); provided that a passive investment constituting less than ten percent (10%) of the common stock of any such convention facility, trade show facility, conference center facility, or exhibition facility shall not constitute ownership for the purpose of this definition, or (z) any union pension fund. An “LVS Affiliate” shall mean Las Vegas Sands Corp. or any entity directly or indirectly controlled by Las Vegas Sands Corp.

1.59.
“Lessor Delay” shall mean the failure by Lessor or any Lessor Affiliate to perform any of its obligations pursuant to this Lease or any other Arena Document to the extent such failure causes an actual delay in the date of completion by Lessee of its obligations hereunder beyond the date such obligations would be otherwise complete (taking into account Force Majeure and Lessee-caused delays). With respect to any Lessor Delay for which a time period is provided in this Lease, no Lessor Delay shall occur unless and until Lessor has received three (3) Business Days written notice of such Lessor Delay. With respect to any Lessor Delay for which a time period is not provided in this Lease, such delay shall not constitute Lessor Delay unless and until (i) Lessor has failed to respond to Lessee’s notice or request within ten (10) days or if a response shall reasonably require longer than ten (10) days,

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

Lessor has failed to respond within such reasonable period of time and (ii) Lessee has given Lessor notice of such Lessor Delay. If a Lessor Delay occurs less than three (3) Business Days prior to the date on which Lessee has an obligation hereunder, then Lessee shall receive an automatic time extension for such obligation for the number of Business Days required to deliver the 3 Business Day notice described above and to claim such Lessor Delay.

1.60.	“Lessor Event” is defined in Section 4.4.

1.61.	“Lessor Parties” is defined in Section 6.6.

1.62.	“Lessor’s Condemnation Value” is defined in Section 20.4.2.

1.63.	“Lessor’s Participation Payment” is defined in Section 3.2.

1.64.	“LET” is defined in Section 3.4.

1.65.
“Material Modification” shall mean any modification to the Plans (or, as such term is used in Section 8 and Section 19.1, with respect to the subject Improvements) (i) as they pertain to the general architectural character of the exterior building design as it relates to (a) the exterior color palette for, (b) types of exterior construction materials to be used in, (c) primary entrances into the Venue at, (d) location of primary exterior signage at, or (e) the general architectural style or scale of the Project, or (ii) that would result in the Venue being less than 350,000 square feet in floor area or having less than a 16,000 seat capacity.

1.66.	“Memorandum of Lease” is defined in Section 38.

1.67.	“Minimum Event Levels” is defined in Section 4.3.1.

1.68.	“Minimum Weekend Event Average” is defined in Section 4.3.1.

1.69.	“Minimum Yearly Event Average” is defined in Section 4.3.1.

1.70.	“Most Recent Performance Year” is defined in Section 4.3.2.

1.71.
“MSG Competitor” shall mean, at any time that such determination is made pursuant to Section 34, any entity (other than an Affiliate of The Madison Square Garden Company) that meets one of the following criteria: (1) such entity directly or indirectly owns, operates, or manages, or owns a ten percent (10%) or more interest in an entity which directly or indirectly owns, operates, or manages, either (a) (i) two or more live entertainment venues in North America with at least 3,000 seats each or (ii) one or more professional sports franchises in North America, or (b) promotes, produces, or schedules musical concerts, performances or entertainment acts, or other family or theatrical productions in New York, Los Angeles, or multiple cities in North America, or (2) is an entity that is a competitor of The Madison Square

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

Garden Company, based upon evidence of same provided by Lessee to Lessor in accordance with Section 34 below.

1.72.	“MSG Confidentiality Competitor” is defined in Section 31.2.11.

1.73.	“Nevada Agency” is defined in Section 3.4.

1.74.
“Nevada Gaming Laws” shall mean any and all codes, laws, rules, regulations, statutes, orders, resolutions, ordinances, requirements, covenants, conditions and restrictions of any governmental or quasi-governmental entity of the State of Nevada, Clark County, City of Las Vegas or the NGCB applicable to casinos, gaming, or casino or gaming-related activities.

1.75.
“Net Taxable Income” shall mean the amount of taxable income calculated as if the Project were a stand-alone entity (but including any reasonable and customary cost allocations). Taxable income will be determined using tax accounting methods utilized by Lessee in computing their U.S. corporate taxable income.

1.76.	“NGCB” shall mean the Nevada Gaming Control Board.

1.77.	“NRS” shall mean the Nevada Revised Statutes.

1.78.	“Opening Date” shall mean the date of the first ticketed event held open to the general public at the Venue.

1.79.	“Operating Year” shall mean the fiscal year ending on June 30.

1.80.	“Outside Unforeseeable Conditions Date” is defined in Section 25.4.

1.81.	“Parking License” is defined in Section 2.4.

1.82.	“Partial Taking” is defined in Section 20.3.

1.83.	“Path of Travel License” is defined in Section 2.3.

1.84.	“Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended from time to time.

1.85.	“Performance Year” is defined in Section 4.3.1.

1.86.	“Permitted Exceptions” shall mean those items listed on Exhibit B attached hereto and incorporated herein.

1.87.	“Permitted Transfer” is defined in Section 22.1.

1.88.	“Permitted Uses” is defined in Section 4.1.

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

1.89.
“Person” shall mean an individual, a corporation, an association, a partnership, a limited liability company, a joint venture, an organization, a trust, or any other business entity, or a governmental or political unit or agency.

1.90.	“Plans” is defined in Section 5.2.

1.91.	“Pre-Approved Sponsors” is defined in Section 31.2.6(d).

1.92.	“Pre-Approved Sponsor Schedule” is defined in Section 31.2.6(d).

1.93.	“Pre-Existing Hazardous Materials” shall is defined in Section 25.5.

1.94.	“Premises” is defined in Recital A.

1.95.	“Project” is defined in Recital B.

1.96.	“Project Development Costs” is defined in Section 5.6.5.

1.97.	“Project Entitlements” is defined in Recital B.

1.98.	“Property” shall mean the Premises and all Improvements thereon from time to time.

1.99.
“Qualified Lender” shall mean (a) a nationally chartered bank, national association, federal association bank, savings and loan association, investment bank, state chartered bank, lending institution, pension fund, insurance company or other institutional lender which is duly established and in the business of financing the size and type of development contemplated hereunder, and shall be an institutional lender that has a credit rating of at least an “A-” or that has a minimum of Five Billion Dollars ($5,000,000,000.00) of assets on its most recent balance statement or (b) any governmental agency or joint powers authority or indentured trustee acting for or on behalf of such entity or (c) any other entity that Lessor approves in writing in its sole and absolute discretion; provided a Qualified Lender shall not include a Lessor Competitor or any Affiliate of Lessee or any union pension fund.

1.100.	“Qualified Transferee” is defined in Section 22.3.

1.101.	“Reduction Event” is defined in Section 4.3.4.

1.102.	“Reporting Period” is defined in Section 4.3.1.

1.103.	“Restricted Venue” is defined in Section 31.2.9.

1.104.	“Return Threshold” is defined in Section 3.2.

1.105.	“Sale Notice” is defined in Section 34.

1.106.	“Shortfall Payment” is defined in Section 4.3.3.

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

1.107.
“Sponsorship Agreement” shall mean an agreement with Lessee or one of its Affiliates whereby an entity pays or provides other valuable consideration for the right to include one or more of its brands in signage at the Property or in other marketing materials for the Property.

1.108.	“Sponsorship Limitations” is defined in Section 31.2.6(a).

1.109.	“Substantial Renovation” is defined in Section 25.3.

1.110.
“Taking” shall mean any transfer during the Lease Term hereof of all or any part of the Property, or any leasehold or other interest therein or right accruing thereto, as the result of the exercise of the right of condemnation or eminent domain by a governmental entity.

1.111.	“Taking Award” means all sums, amounts or other compensation for the Property payable to Lessor or Lessee, as applicable, as a result of, or in connection with, any Taking.

1.112.
“Tangible Net Worth” shall mean the total assets of the Person less the total liabilities and all intangibles of the Person, including goodwill, write-ups, and intellectual property, all as would be determined at such time on a consolidated basis in accordance with GAAP, provided that such total liabilities shall include all guarantees for money borrowed.

1.113.	“Target Shortfalls” is defined in Section 4.3.3.

1.114.	“TI Allowance” is defined in Section 5.6.

1.115.	“TI Allowance Refund” is defined in Section 19.1.

1.116.	“TI Holdback” is defined in Section 5.6.3.

1.117.	“Total Taking” is defined in Section 20.2.

1.118.	“Uncurable Default” is defined in Section 21.2.4.

1.119.	“Unforeseen Conditions” is defined in Section 25.4.

1.120.	“Unforeseen Condition Termination” is defined in Section 25.4.

1.121.
“Unpermitted Lien” shall mean any mechanic’s, materialman’s, material supplier’s, or vendor’s statutory lien or similar lien arising out of work, labor services, equipment or materials supplied to Lessee or on behalf of Lessee in connection with the initial construction or subsequent alterations to the Property by Lessee, which lien is recorded against Lessor’s interest in the Premises, as owner, or is filed against the leasehold estate and subsequently attaches to the Lessor’s interest in the Premises by operation of law.

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

1.122.	“Wynn” is defined in Section 5.7.7.

1.123.	“Wynn Bridge Agreements” is defined in Section 5.7.7.

2.	Lease; Lease Term.

2.1.
Lease. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, including without limitation Lessee’s construction and operation of the Property in accordance with this Lease, Lessor hereby leases to Lessee, and Lessee hereby leases and hires from Lessor, the exclusive right to possess and use, as tenant, the Premises for the Lease Term and upon the terms and conditions and subject to the requirements set forth herein.

2.1.1.
Lessee is sophisticated in the acquisition and leasing of real property and is familiar with the Premises. Lessee acknowledges and agrees that (i) neither Lessor nor any of its agents, brokers or employees has made, or makes, any representations or warranties of any kind whatsoever, whether oral or written, express or implied, with respect to the Premises except as otherwise expressly provided in the Agreement to Lease or provided herein, and (ii) the Premises are being leased to Lessee in its present “AS IS, WHERE IS” condition, with all faults, Lessee expressly agreeing that the foregoing relates to all aspects of the condition of the Premises, including without limitation the presence of Hazardous Materials in the soil, groundwater, Improvements or fixtures which may give rise to any liability or responsibility with respect thereto on the part of Lessor or Lessor Parties under any Environmental Law.

2.1.2.
In particular, but without limiting the generality of Section 2.1.1 above, neither Lessor nor any of its agents, brokers, attorneys or employees has made, and does not make, any representations or warranties, whether oral or written, express or implied, with respect to the economic value of the Premises, adequacy of water, sewage or other utilities serving the Premises, the fitness or suitability of the Premises for Lessee’s intended uses or the present use of the Premises, or the physical condition, occupation or management of the Premises, the development potential of the Premises, its compliance with applicable statutes, laws, codes, ordinances, regulations or requirements relating to leasing, zoning, subdivision, planning, building, fire, safety, health or environmental matters (including, without limitation, the presence or absence of Hazardous Materials), compliance with covenants, conditions and restrictions (whether or not of record), other local, municipal, regional, state or federal requirements, or other statutes, laws, codes, ordinances, rules, regulations, resolutions, orders or requirements, except as otherwise expressly provided in the Agreement to Lease or provided herein.

2.2.	Lease Term. The term of this Lease (the “Lease Term”) shall commence upon the Lease Commencement Date and continue thereafter for a period of fifty (50) years

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

following the Development Completion Date, unless such Lease Term shall sooner terminate as hereinafter provided.

2.3.	Joint and Several Liability.

2.3.1.
VCR shall be jointly and severally liable with Lessor for all of Lessor’s obligations pursuant to this Lease; provided, however, that from and after the date that is the later to occur of (a) the Development Completion Date and (b) the date that the TI Allowance (including without limitation the TI Holdback) has been fully funded, VCR shall be released from liability hereunder and Lessee shall provide VCR with written evidence of such release. To the extent that Lessor has any obligations set forth in this Lease which expressly survive the expiration or earlier termination of this Lease and for which VCR was jointly and severally liable at the time of such expiration or termination, the joint and several liability of VCR hereunder shall also survive the expiration or earlier termination of this Lease.

2.3.2.
Subject to the provisions of Section 22, MSG S&E shall be jointly and severally liable with Lessee for all of Lessee’s obligations pursuant to this Lease. To the extent that Lessee has any obligations set forth in this Lease which expressly survive the expiration or earlier termination of this Lease and for which MSG S&E was jointly and severally liable at the time of such expiration or termination, the joint and several liability of MSG S&E hereunder shall also survive the expiration or earlier termination of this Lease.

3.	Fixed Rent; Lessor’s Participation Payment.

3.1.	Fixed Rent. No ground rent or similar fixed payment shall be due and payable by Lessee to Lessor or any of its Affiliates.

3.2.
Lessor’s Participation Payment. Notwithstanding the provision of Section 3.1, from and after the time that Lessee achieves a Cumulative Post-Tax Return on its Investment in the Property in excess of ***** (the “Return Threshold”), Lessor and Lessee shall share in any Cumulative Post-Tax Net Cash Flows in excess of the Return Threshold as follows: seventy-five percent (75%) to Lessee, and twenty-five percent (25%) to Lessor (“Lessor’s Participation Payment”). From and after the date that Cumulative Post-Tax Net Cash Flows equal the Investment, within one hundred eighty (180) days of the end of each Operating Year, Lessee shall deliver to Lessor an annual statement showing Lessee’s calculation of its Cumulative Post-Tax Return on its Investment in the Property and the Cumulative Post-Tax Net Cash Flows for the Property. No more frequently than one time per Operating Year, Lessor shall have the right, exercisable upon written notice to Lessee and following at least thirty (30) days’ advance notice to Lessee, to inspect, copy, and audit Lessee’s accounting records for the time period covered by such annual statement, at Lessor’s sole cost and expense; provided, however, that in the event Lessor shall employ or retain a third party accounting firm to inspect Lessee’s accounting records (a “Third

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

Party Auditor”), then as a condition precedent to any such inspection, Lessor shall deliver to Lessee a copy of Lessor’s written agreement with such Third Party Auditor, which agreement shall include customary confidentiality and non-disclosure provisions Lessee shall furnish Lessor with such reasonable supporting documentation relating to the subject of the annual statement as Lessor may reasonably request. If Lessor reasonably identifies any issues related to the calculation of Lessor’s Participation Payment, then Lessor shall give prompt written notice of same to Lessee, and Lessor and Lessee shall meet and confer in good faith within thirty (30) days of such notice to resolve such issues.

3.3.	Intentionally Deleted.

3.4.
Net Lease. In addition to Lessor’s Participation Payment, except as otherwise expressly provided in this Lease, Lessee shall be solely responsible for all costs and expenses attributable to the development, construction, operation, security, and maintenance of the Property and any other future Improvements installed on the Premises by Lessee or others acting on behalf of, through, or under Lessee in accordance with this Lease, including the operation and maintenance of the Venue and the Bridge. Without limiting the generality of the foregoing:

3.4.1.	*****

3.4.2.	*****

3.5.
Live Entertainment Tax. During the Term of this Lease, Lessee will collect any and all live entertainment taxes (“LET”) associated with the Property and the operations thereon as required under NRS 368A and regulations promulgated thereunder. Lessee will remit all applicable taxes to the appropriate Nevada State agency (“Nevada Agency”) on or prior to the due date. Upon Lessor’s request, Lessee will provide Lessor with reasonable evidence of such payment within a reasonable time after such payment is made. Lessee shall keep such records and other documentation as may be required by the Nevada Agency or the Lessee in connection with reporting requirements for LET. Such records shall be made available for inspection upon the written request of Lessor or the Nevada Agency. The obligations of Lessee set forth in this section shall survive the expiration or earlier termination of this Lease. Lessee shall be responsible for any and all LET, late fees, penalties or interest determined to be payable resulting from untimely payment to the Nevada Agency, misstated taxable revenues or deficient records.

4.	Uses.

4.1.	Permitted Uses.
4.1.1 Permitted Uses. *****

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

4.1.2 Prohibition Against Illegal Uses. Lessee shall not engage in any illegal use in, on or about the Property or any portion thereof or knowingly permit others to engage in any illegal activity. Lessor acknowledges that the Permitted Uses associated with an entertainment venue of the size and type of the Project will inherently have the potential to create impacts on the surrounding area (including impacts related to noise and traffic).

4.1.3
Ongoing Consultations. Notwithstanding the provision of Section 4.1.3, in the event that Lessor either receives multiple verified complaints from unaffiliated adjacent landowners or itself reasonably identifies issues related to Property operations, then Lessor shall give written notice of same to Lessee, and upon Lessor’s request, Lessee shall meet and confer in good faith with Lessor within thirty (30) days of such notice to identify potential event management strategies and other best practices to address such issues.

4.1.4
Nightclubs. In connection with any nightclub or similar use that will occupy in excess of 18,000 square feet at the Property, Lessee shall deliver a written notice to Lessor thirty (30) days prior to the earlier to occur of (a) Lessee entering into any space lease, license, management agreement, or similar agreement with a sublessee/operator for such nightclub/use, or (b) Lessee’s submittal of any application for any building permit required for same.

4.2.
Use of Hazardous Materials by Lessee. Lessee shall not, and Lessee shall not permit its tenants, agents, contractors, employees, or invitees to, generate, treat, store, dispose of, or otherwise deposit Hazardous Materials in, on, under or about or allow Hazardous Materials to emanate from the Property or any portion thereof, including, without limitation, into the surface waters and subsurface waters thereof in violation of Applicable Laws. Hazardous Materials may be transported to and from the Premises, and may be stored, generated, or used and disposed of at the Premises, by Lessee and its agents and employees, so long as such transport, storage, generation, or use and disposal is (i) ancillary to the ordinary course of business, (ii) in quantities customarily used in the ordinary course of business, and (iii) conducted in full compliance with all Applicable Laws.

4.3.	Minimum Event Levels.

4.3.1.	Definitions.
(i)    The annual average number of Events actually held at the Venue calculated using the actual number of Events which took place in the Reporting Period shall be referred to herein as the “Actual Yearly Event Average”).

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(ii)    The annual average number of Events actually held at the Venue calculated using the actual number of Events which took place in the Reporting Period which take place on a Friday or Saturday and which have an attendance of at least ***** people shall be referred to herein as the “Actual Weekend Event Average.”
(iii)     The term “Minimum Yearly Event Average” shall mean ***** Events.
(iv)    The term “Minimum Weekend Event Average” shall mean ***** Events.
(v)    The term “Minimum Event Levels” shall mean, collectively, the Minimum Yearly Event Average and the Minimum Weekend Event Average.
(vi)    The term “First Event Test Year” shall mean the third (3rd) full Performance Year after the Opening Date.
(vii)    The term “Performance Year” shall mean (x) with respect to the year in which the Venue Opening Date occurs, the twelve (12) month period commencing on the Opening Date and concluding on the anniversary thereof, and (y) thereafter, each twelve (12) month period commencing on the anniversary date of the Opening Date.
(viii) The term “Reporting Period” shall mean the Most Recent Performance Year and each of the two Performance Years immediately preceding the Most Recent Performance Year, if any.
(ix)    By way of illustration and without limiting the generality of the foregoing, the calculation of the Actual Yearly Event Average with respect to the First Event Test Year shall be an average of the number of Events held during the first, second, and third full Performance Years, and the calculation of the Actual Yearly Event Average with respect to the next Performance Year after the First Event Test Year shall be an average of the number of Events held during the second, third, and fourth full Performance Years.

4.3.2.
Calculation of Minimum Event Levels. On or before the date that is sixty (60) days after the end of each Performance Year beginning in the First Event Test Year (the “Most Recent Performance Year”), Lessee shall provide to Lessor reasonably sufficient information for Lessor to determine achievement of the Minimum Event Levels, including a report listing: (x) the number and dates of Events held in the three Performance Years included in the Reporting Period, (y) the number and dates of Events held on a Friday or Saturday with an attendance of at least ***** people in the three Performance Years included in the Reporting Period, and (z) such other information as reasonably may be requested by Lessor to calculate the

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

Shortfall Payment, in each case, based on records for such Events maintained by Lessee in the normal course of operations.

4.3.3.
Shortfall Payment. If, for a given Performance Year, beginning in the First Event Test Year, Lessee fails to meet the Minimum Event Levels, then Lessee, as Lessor’s sole and exclusive remedy for such failure, shall pay to Lessor within thirty (30) days of the end of such Performance Year an amount equal to the product of (x) ***** times (y) the sum of all Target Shortfalls during such Performance Year (the “Shortfall Payment”).

As used in this Lease, “Target Shortfalls” means the sum of the following: *****.
Notwithstanding anything to the contrary contained in this Agreement, in no event shall any failure to meet the Minimum Event Levels be considered an Event of Default hereunder, it being understood that Lessor’s receipt of the Shortfall Payment as calculated in this Section 4.3.3 shall be Lessor’s sole and exclusive remedy hereunder.
Notwithstanding anything to the contrary contained in this Lease, Lessee shall have no further obligation to make Shortfall Payments hereunder if Lessor or any Affiliate of Lessor commences to directly or indirectly develop, own (in whole or in part), operate, manage, sponsor, or market any Restricted Venue.

4.3.4.
Obligation to Meet Minimum Event Covenants Reduced During Certain Times. During any Performance Year in which a Reduction Event occurs, the Minimum Event Levels will be reduced to reflect the impact of such Reduction Event. Lessor and Lessee shall meet and confer in good faith to mutually agree upon the appropriate reduction in the Minimum Event Levels.

As used in this Lease, “Reduction Event” means, if at any time, (a) the Venue is closed and/or performances do not take place as a result of (x) a Force Majeure event, or (y) Substantial Renovation (it being understood that Lessee shall use good faith efforts to schedule such Substantial Renovation so as to not interfere with scheduled Events or the scheduling of Events), or (b) any uncured, material breach by Lessor or its Affiliates of the Cross-Marketing Agreement is continuing thirty (30) days following notice thereof by Lessee to Lessor.

5.	Improvements.

5.1.
Delivery of Site; Lessee’s Intention to Construct. On the Lease Commencement Date, Lessor shall deliver the Premises to Lessee free and clear of all trailers, equipment, or other personal property, and with all existing improvements removed other than paved surface parking, light poles, or perimeter fencing. Lessee shall

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

develop and construct the Project on the Premises in accordance with the Building Standard, at its sole cost and expense, inclusive of any and all cost overruns, but subject to the TI Allowance. Lessee shall be solely responsible, at its sole cost and expense, for compliance with all Applicable Laws, including obtaining all necessary zoning changes, conditional use permits, variances, permits, approvals and all other necessary land use approvals, in connection with the construction of any Improvements on the Premises (it being acknowledged by the parties that Lessee has already obtained the Project Entitlements as of the date hereof, and it being further agreed that, subject to Lessor’s limited approval rights as set forth in the last sentence of Section 8, Lessor shall cooperate in good faith with Lessee in the processing of any further applications for and pursuit of any of the land use approvals described herein at no out of pocket cost or expense to Lessor).

5.2.
Plans and Specifications. Lessor acknowledges that in connection with Lessee obtaining the Project Entitlements, Lessor has previously approved the general architectural character of the exterior building design as set forth on the concept drawings for the Project listed on Exhibit J (collectively, the “Plans”) in accordance with the terms and conditions of the Agreement to Lease. Lessee shall not engage in any Material Modification of the Plans without the prior written approval of Lessor, such approval not to be unreasonably withheld, conditioned, or delayed. Following completion of the Development of the Premises pursuant to the approved Plans, this Section 5.2 shall no longer apply, and any alterations of and additions to the Project shall be subject to the terms of Section 8.

5.3.
Manner of Construction. Lessee shall be solely responsible for the design and construction of the Project in material compliance with Applicable Laws and any Permitted Exceptions. Lessee shall also comply with the provisions set forth in Exhibit E attached hereto and incorporated herein by reference. Lessee shall record all notices of completion as may be required under Applicable Laws or good construction practices. Lessee shall commence construction of work on the foundations for the Venue (as opposed to pre-construction activities) no later than eighteen (18) months after the Lease Commencement Date, subject to extension on a day for day basis for each day of delay due to Force Majeure or Lessor Delay (the “Construction Commencement Date”) (provided, however, that any Force Majeure delays shall not extend the Construction Commencement Date by more than one hundred eighty (180) days after the date that is eighteen (18) months after the Lease Commencement Date), and shall diligently pursue construction of the Project thereafter. Lessee shall have achieved Development Completion and the Development Completion Date shall have occurred no later than three (3) years after the earlier to occur of (1) the actual date of commencement of work on the foundations for the Venue (as opposed to pre-construction activities) and (2) the Construction Commencement Date, subject to extension on a day for day basis for each day of delay due to Force Majeure or Lessor Delay (the “Outside Development Completion Date”) (provided, however, that Force Majeure extensions shall not be available during the period between (x) the date if any that an arbitrator determines

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pursuant to a binding ruling (in accordance with Section 39.15) that Lessee was not diligently pursuing construction of the Project after the Construction Commencement Date in accordance with this Section 5.3, and (y) the date that Lessee subsequently cures such default and resumes diligent pursuit of the construction). Throughout the construction process, Lessee will consult and coordinate with Lessor (with update meetings to occur no less frequently than quarterly).

5.4.
Ownership of Improvements During Lease Term. Until the expiration of the Lease Term or sooner termination of this Lease, and except as specifically provided herein, Lessee shall own all Improvements. At the request of Lessee, Lessor shall execute a quitclaim deed or other instrument conveying ownership of the Improvements to Lessee. Lessor shall, throughout the Lease Term and after termination or expiration thereof, own and have fee title to the Premises. At the request of Lessor upon the expiration or sooner termination of this Lease, Lessee shall execute a quitclaim deed or other instrument conveying ownership of the Improvements to Lessor, and Lessor shall pay any Impositions payable in connection therewith.

5.5.
Reversion of Improvements. Upon the expiration of the Lease Term or sooner termination of this Lease, whether by cancellation, forfeiture or otherwise, Lessee shall surrender and deliver to Lessor the Property (together with plans and specifications for any Improvements that still exist, copies of then-applicable governmental permits, and any and all other construction or manufacturer’s warranties, documents or agreements that are still effective and applicable to all or any portion of the Property, to the extent in Lessee’s possession or control), in its then as-is, where-is condition (provided that the Property shall be in a clean, safe, and secure condition in compliance with the terms and conditions of this Lease), without any representation or warranty, express or implied, and free and clear of all lettings and occupancies, other than the Permitted Exceptions, except as expressly provided below; provided that, Lessee shall have the right, but not the obligation, to remove such furniture, equipment, and personal property as are not firmly affixed to such Improvements, provided that such personal property can be removed without any damage to the Property or Lessee repairs such damages to the Property caused by such removal, at Lessee’s expense. Upon the expiration of this Lease, Lessee shall terminate any and all subleases, licenses or other agreements entered into by Lessee during the Lease Term and affecting the Property (except for those that Lessor requests in writing no later than sixty (60) days prior to the expiration of this Lease that Lessee not terminate), in each case in accordance with this Lease, and Lessee shall deliver to Lessor, not less than six (6) months prior to the scheduled expiration date of the Lease Term, copies of any agreements affecting the Property then in effect for Lessor’s review to determine which, if any, agreements Lessor desires to retain. Upon the expiration or earlier termination of this Lease, then to the extent necessary in order for Lessor to acquire record title to, and use of, the Property and any other assets, contracts, rights, approvals, permits, agreements, licenses, entitlements and any other rights or interests used exclusively in connection with the Property, Lessee shall, upon Lessor’s request, assign, convey, deliver or transfer, as applicable, all

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

such property or rights in and to such property and interests, to the extent assignable, in their as-is, where-is condition, without representation or warranty of any kind, express or implied, free of all lettings and occupancies (except for those that Lessor requests in writing no later than sixty (60) days prior to the expiration of this Lease that Lessee not terminate), for a sale price equal to One Dollar ($1.00). Such instrument of conveyance, delivery or transfer will be in the form of a quitclaim deed (or substantively equivalent instrument of transfer, such as a bill of sale, in respect of any personal property). For the sake of clarity, Lessee shall not be obligated to turn over any information technology or systems, intellectual property, confidential or proprietary information or personal property (including, without limitation, proprietary equipment) used in connection with the Property; provided, that to the extent any of the foregoing are necessary to manage or operate the Property or any portion thereof, Lessee shall reasonably cooperate with Lessor to ensure that the transfer back to Lessor may occur without interruption in such management or operation.

5.6.
Tenant Improvement Allowance. Lessor will fund a tenant improvement allowance in the amount of Seventy-Five Million and No/100 Dollars ($75,000,000.00) (the “TI Allowance”), to be used to offset Lessee’s Project Development Costs (as defined below). Lessee’s requisitions of TI Allowance shall include third-party invoices and such other documents and back-up information as Lessor may reasonably request. The TI Allowance shall be available to Lessee as follows:

5.6.1.	*****

5.6.2.	*****

5.6.3.
Within fifteen (15) Business Days of the date that Lessee evidences to Lessor in writing that Development Completion and the Opening Date have occurred, Lessor shall remit to Lessee the TI Holdback by wire transfer to an account designated in writing by Lessee (provided, however, that if any Unpermitted Liens have attached to Lessor’s fee interest in the Premises, then Lessee must cause the removal of same as a condition to Lessor’s release of the TI Holdback).

5.6.4.	The right to requisition the TI Allowance shall expire the date that is one (1) year following the Opening Date.

5.6.5.
As used herein, the term “Project Development Costs” shall mean all hard and soft costs of design, governmental approval, and construction of the Project or any portion thereof, including required onsite and offsite improvements. In order to validate the expenditures of Project Development Costs described in the preceding sections, Lessee shall provide to Lessor, concurrently with the delivery of any request for disbursement of all or a portion of the TI Allowance, reasonable documentary evidence of such Project Development Costs.

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

5.7.	Pedestrian Bridge.

5.7.1.
The Plans include a pedestrian bridge (the “Bridge”), to be constructed by Lessee to connect the Project to the Venetian/Palazzo hotel complex at a point of interconnection (the “Interconnection Point”).

5.7.2.
Lessor and Lessee shall cooperate in good faith in the implementation of the Bridge at the Interconnection Point, consistent with the Concept Drawings that were approved as part of the Agreement to Lease. In that regard, Lessee shall prepare and submit to Lessor, at Lessee’s expense, schematic drawings with respect to the design specifications of the Bridge, including the Interconnection Point (the “Bridge Schematic Drawings”). Within thirty (30) days of receiving the Bridge Schematic Drawings, Lessor shall determine whether to approve (a) the Interconnection Point and (b) any other points where the Bridge physically connects to the Sands Expo Center improvements or land (collectively, “Other Physical Connection Points”), such approval not to be unreasonably withheld, conditioned, or delayed. Any disapproval shall be in writing and shall specify the specific reasons for the denial and the changes to the Bridge Schematic Drawings that would render them acceptable, at which time Lessor and Lessee shall promptly meet and confer in good faith to resolve such issues. If Lessor fails to respond to the above request for approval within thirty (30) days of receipt of the Bridge Schematic Drawings, then Lessee may send Lessor a second notice requesting Lessor’s approval of the Bridge Schematic Drawings, which notice shall be in accordance with the Deemed Approval Process set forth in Section 34 hereof. If Lessor fails to respond to such second notice within fifteen (15) days, Lessor shall be deemed to have approved such Bridge Schematic Drawings. Notwithstanding the foregoing, if Lessor, in connection with its review of the Bridge Schematic Drawings, desires to make any changes from what was previously approved by Lessor in the Concept Drawings that were approved as part of the Agreement to Lease, then any direct incremental cost increases (including the costs of revising the Bridge Schematic Drawings) associated with such relocation shall be borne by Lessor.

5.7.3.
Subsequent to the approval of the Bridge Schematic Drawings in accordance with Section 5.7.2 above, Lessee shall prepare and submit to Lessor, at Lessee’s expense, design development drawings consistent with the Bridge Schematic Drawings (the “Bridge DD Documents”). Within thirty (30) days of receiving the Bridge DD Documents, Lessor shall determine whether to approve (a) the Interconnection Point and (b) any Other Physical Connection Points, in each case only to the extent that the Bridge DD Documents disclose new information not previously shown on the Bridge Schematic Drawings, such approval not to be unreasonably withheld, conditioned, or delayed. Any disapproval shall be in writing and shall specify the specific reasons for the

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denial and the changes to the Bridge DD Documents that would render them acceptable, at which time Lessor and Lessee shall promptly meet and confer in good faith to resolve such issues. If Lessor fails to respond to the above request for approval within thirty (30) days of receipt of the Bridge DD Documents, then Lessee may send Lessor a second notice requesting Lessor’s approval of the Bridge DD Documents, which notice shall be in accordance with the Deemed Approval Process set forth in Section 34 hereof. If Lessor fails to respond to such second notice within fifteen (15) days, Lessor shall be deemed to have approved such Bridge DD Documents. Notwithstanding the foregoing, if Lessor, in connection with its review of the Bridge DD Documents, desires to make any changes from what was previously approved by Lessor in the approved Bridge Schematic Drawings, then any direct incremental cost increases (including the costs of revising the Bridge DD Documents) associated with such relocation shall be borne by Lessor.

5.7.4.
Subsequent to the approval of the Bridge DD Documents in accordance with Section 5.7.3 above, Lessee shall prepare and submit to Lessor, at Lessee’s expense, construction drawings with respect to the Bridge, including the Interconnection Point (the “Bridge Construction Drawings”). Within thirty (30) days of receiving the Bridge Construction Drawings, Lessor shall determine whether to approve (a) the Interconnection Point and (b) any Other Physical Connection Points, in each case only to the extent that the Bridge Construction Drawings disclose new information not previously shown on the Bridge DD Documents, such approval not to be unreasonably withheld, conditioned, or delayed. Any disapproval shall be in writing and shall specify the specific reasons for the denial and the changes to the Bridge Construction Drawings that would render them acceptable, at which time Lessor and Lessee shall promptly meet and confer in good faith to resolve such issues. If Lessor fails to respond to the above request for approval within thirty (30) days of receipt of the Bridge Construction Drawings, then Lessee may send Lessor a second notice requesting Lessor’s approval of the Bridge Construction Drawings, which notice shall be in accordance with the Deemed Approval Process set forth in Section 34 hereof. If Lessor fails to respond to such second notice within fifteen (15) days, Lessor shall be deemed to have approved such Bridge Construction Drawings. Notwithstanding the foregoing, if Lessor, in connection with its review of the Bridge Construction Drawings, desires to make any changes from what was previously approved by Lessor in the approved Bridge DD Documents, then any direct incremental cost increases (including the costs of revising the Bridge Construction Drawings) associated with such relocation shall be borne by Lessor.

5.7.5.
Throughout the Bridge construction process, Lessee will consult and coordinate with Lessor (with update meetings to occur no less frequently than quarterly). Without limiting the generality of the foregoing, in the course of construction of the Project in accordance with the terms and conditions

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

of this Lease, Lessor and Lessee shall cooperate in good faith on issues related to construction staging, crane overhang, and construction parking.

5.7.6.
Lessee shall use commercially reasonable efforts to cause Lessor to be named as a third-party beneficiary of any contractor or manufacturer warranties in favor of Lessee in respect of the construction of the Interconnection Point and any other portion of the Bridge located on the Sands Expo Center property.

5.7.7.
In the course of construction of the Bridge, Lessee shall comply with the terms and conditions of all agreements with Wynn Sunrise LLC, a Nevada limited liability company (“Wynn”), pertaining to the Bridge and recorded against title to the Premises (collectively, and as may be amended from time to time by Wynn and Lessee, the “Wynn Bridge Agreements”). Lessor shall reasonably cooperate with Lessee, at no out of pocket cost or expense to Lessor, in connection with any amendments or assignments of or supplements to the Wynn Bridge Agreements necessary for the construction and operation of the Project, provided that any such amendments do not result in a material adverse impact on the Venetian/Palazzo Resort or the Sands Expo Center.

5.8.
Cooperation. Lessor, as the fee owner of the Premises, shall provide the appropriate authorizations and signatures on applications and other documents so as to permit Lessee to develop, construct, install, maintain, operate, or repair the Project, at no out-of-pocket expense to Lessor. Lessor shall not (i) take and/or express positions adverse to and/or otherwise interfere with the development, construction, installation, maintenance, operation, and/or repair of the Improvements during the Lease Term except as expressly permitted under this Lease, or (ii) without the prior approval of Lessee, not to be unreasonably withheld, conditioned, or delayed, initiate contact or participate in any meetings with any governmental authority having jurisdiction over the Premises or any portion thereof to discuss matters relating to the development of the Premises or the Project; provided, however, that the restriction in this clause (ii) shall not apply during the last year of the Term of the Lease to the extent that Lessor intends to process any redevelopment approvals for the Premises related to the period from and after the expiration of the Lease. The Parties shall reasonably cooperate and coordinate with one another regarding construction activities taking place at the Premises and related to construction efforts with respect to the Bridge (including the Interconnection Point), including without limitation the granting of any temporary construction licenses that may be reasonably required in order for Lessee to access Lessor’s property for such purposes, and Lessor shall, at no out of pocket cost or expense to Lessor, reasonably cooperate with Lessee’s efforts to interconnect all utilities to the Premises (including the Interconnection Point and Bridge) and reasonably consent to any such interconnections, as required.

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

6.	Environmental Matters; Premises Use.

6.1.
Indemnity for Hazardous Materials. Lessor hereby agrees to defend, protect, and indemnify the Lessee Parties, and to hold the Lessee Parties harmless from and against, any and all claims, demands, causes of action, judgments, losses, liabilities, costs or expenses (including, without limitation, reasonable attorneys’ fees and expenses) arising from the presence of any Hazardous Material located in, at, on or under the Premises if and to the extent the presence of such Hazardous Material is in violation of any Environmental Law (a) prior to the Lease Commencement Date or (b) as a result of the actions of Lessor or Lessor’s employees or agents, provided, however, that Lessor’s indemnification obligations hereunder shall not apply to the extent the presence or exacerbation of such Hazardous Materials is as a result of the actions of Lessee or Lessee’s employees, agents or invitees (it being understood that mere discovery of Hazardous Materials by Lessee shall not be considered exacerbation). Lessee hereby agrees to defend, protect, and indemnify the Lessor Parties, and to hold the Lessor Parties harmless from and against, any and all claims, demands, causes of action, judgments, losses, liabilities, costs or expenses (including, without limitation, reasonable attorneys’ fees and expenses) arising from the presence of any Hazardous Material located in, at, on or under the Premises (a) as a result of the actions of Lessee or Lessee’s employees, agents, contractors, invitees, tenants or subtenants in violation of any Environmental Law or (b) as prohibited by Section 4.2, provided, however, that Lessee’s indemnification obligations hereunder shall not apply to the extent the presence of such Hazardous Materials is as a result of the actions of Lessor or Lessor’s employees or agents. For purposes of this Section 6.1, the indemnifying party shall be referred to as the “Indemnitor” and the indemnified parties shall be referred to collectively as the “Indemnitee.”

6.2.
Notwithstanding any provision of this Lease to the contrary, Lessee shall have no obligation to indemnify Lessor or the Lessor Parties in respect of any contamination of ground water if such contamination was the result of the migration of Hazardous Materials to the Premises from real property other than the Premises, and was not caused by Lessee or Lessee’s employees, agents, contractors, invitees, tenants or subtenants. Lessee shall provide Lessor with prompt written notice of any contamination issue described in the previous sentence upon Lessee obtaining actual knowledge of same.

6.3.
Scope of Indemnification. In connection with any claim for indemnification under Section 6.1 above, Indemnitor shall indemnify and defend Indemnitee with counsel reasonably satisfactory to Indemnitee, to the extent provided in Section 6.1. This indemnification shall include without limitation (i) personal injury claims, (ii) the payment of liens, fines or penalties, (iii) damages for the loss of or restriction on the use of the Premises, whether temporary or permanent, (iv) sums reasonably paid in settlement of claims, (v) reasonable attorneys’ fees and experts’ fees, (vi) the reasonable cost of investigation of site environmental conditions required by law,

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

(vii) the reasonable cost of remediation to achieve non-residential environmental cleanup standards required by any governmental authority pursuant to an Environmental Law and related repair and restoration. Subject to Section 6.4, any costs or expenses incurred by Indemnitee for which Indemnitor is responsible under this Section 6.3 or for which Indemnitor has indemnified Indemnitee shall be paid to Indemnitee in accordance with Section 6.5, or otherwise on demand.

6.4.
Claims for Indemnification. If an Indemnitee believes that it is entitled to indemnification pursuant to this Section 6, such Indemnitee shall give prompt written notice thereof to Indemnitor. Any such notice shall set forth in reasonable detail and to the extent then known the basis for such claim for indemnification. Each such claim for indemnification shall expressly state that Indemnitor shall have only the ninety (90) day period referred to in the next sentence to dispute or deny such claim. Indemnitor shall have ninety (90) days following its receipt of such notice either (a) to acquiesce in such claim and Indemnitor’s responsibility to indemnify Indemnitee in respect thereof in accordance with the terms of this Section 6 by giving Indemnitee written notice of such acquiescence, or (b) to object to the claim by giving Indemnitee written notice of the objection. If Indemnitor does not acquiesce in such claim for indemnification within such ninety (90) day period, such claim shall be deemed to have been objected to by Indemnitor. If Indemnitor objects, or is deemed to have objected, to such claim for indemnification within such ninety (90) day period but it is subsequently determined by a court of competent jurisdiction that Indemnitee is entitled to indemnification from Indemnitor, interest shall be deemed to have accrued on the unpaid amount of such indemnification from the date on which Indemnitee tendered payment in satisfaction of the liability or liabilities giving rise to such claim for indemnification until full payment of the amount of such indemnification at a rate equal to the lesser of (i) ten percent (10%) per annum and (ii) the maximum amount permitted by law, and Indemnitee shall be entitled to payment of such interest from Indemnitor.

6.5.	Defense of Claims.

6.5.1.
In connection with any claim which may give rise to indemnity under this Section 6 resulting from or arising out of any claim or proceeding against an Indemnitee by a Person that is not a party to this Lease, Indemnitor may (unless such Indemnitee elects not to seek indemnity hereunder for such claim), upon written notice sent at any time to the relevant Indemnitee, assume the defense of any such claim or proceeding if Indemnitor acknowledges to Indemnitee Indemnitee’s right to indemnity pursuant hereto in respect of the entirety of such claim (as such claim may have been modified through written agreement of the parties) and provides assurances, reasonably satisfactory to Indemnitee, that Indemnitor will be financially able to satisfy the amount of such claim in full if such claim or proceeding is decided adversely.

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

6.5.2.
If Indemnitor assumes the defense of any such claim or proceeding, Indemnitor shall select counsel reasonably acceptable to Indemnitee to conduct the defense of such claim or proceeding, shall take all steps reasonably necessary in the defense or settlement thereof, shall at all times diligently and promptly pursue the resolution thereof, and shall bear all costs and expenses in connection with defending against such claim or proceeding. If Indemnitor shall have assumed the defense of any claim or proceeding in accordance with this Section 6.5, Indemnitor may consent to a settlement of, or the entry of any judgment arising from, any such claim or proceeding only with the prior written consent of Indemnitee, not to be unreasonably withheld, conditioned or delayed; provided, that Indemnitor shall pay or cause to be paid all amounts arising out of such settlement or judgment either concurrently with the effectiveness thereof or shall obtain and deliver to Indemnitee prior to the execution of such settlement a general release executed by the Person not a party hereto, which general release shall release Indemnitee from any liability in such matter; provided, further, that Indemnitor shall not be authorized to encumber any of the assets of Indemnitee or to agree to any restriction that would apply to Indemnitee or to its conduct of business; provided, further, that a condition to any such settlement shall be a complete release of Indemnitee and its Affiliates, trustees, officers, employees, consultants and agents with respect to such claim. Indemnitee shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. Each Indemnitee shall, and shall cause each of their Affiliates, officers, employees, consultants and agents to, cooperate fully with Indemnitor in the defense of any claim or proceeding being defended by Indemnitor pursuant to this Section 6.5.

6.5.3.
If Indemnitor does not assume the defense of any claim or proceeding resulting therefrom in accordance with the terms of this Section 6.5, Indemnitee may defend against such claim or proceeding in such manner as it may deem appropriate, including settling such claim or proceeding after giving notice of the same to Indemnitor, on such terms as Indemnitee may deem appropriate. If Indemnitor seeks to question the manner in which Indemnitee defended such claim or proceeding or the amount of or nature of any such settlement, Indemnitor shall have the burden to prove by a preponderance of the evidence that Indemnitee did not defend such claim or proceeding in a reasonably prudent manner.

6.6.
Definition of “Lessor Parties” and “Lessee Parties”. The term “Lessor Parties” shall mean and include each and all of Lessor and Lessor’s trustees, members, managers, shareholders, directors, officers, employees, agents, contractors, assigns and any successors to Lessor’s interest in the Premises, and (b) “Lessee Parties” shall mean and include each and all of Lessee and Lessee’s trustees, members, managers,

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

shareholders, directors, officers, employees, agents, contractors, assigns and any successors to Lessee’s interest in the Property.

6.7.
Notice of Violations/Releases. Each party hereto shall immediately advise the other party in writing of, and if applicable provide the other party with a copy of: (a) any notices of violation or potential or alleged violation of any Environmental Laws that are received by such party with respect to the Property from any governmental authorities; (b) any and all inquiries, investigations, enforcement, cleanup, removal, or other governmental or regulatory actions instituted or threatened relating to Hazardous Materials on the Property; (c) all claims made or threatened by any third party against such party or the Property relating to any Hazardous Materials at or emanating from the Property; and (d) any release of Hazardous Materials on or about the Property that such party knows of or reasonably believes may have occurred.

7.	Maintenance, Repairs and Replacements; Services and Security; Management.
7.1    Maintenance and Repairs; Services and Security. Lessee shall be solely responsible, at its sole cost and expense, for maintaining and repairing the Improvements and each portion thereof, including any needed Capital Repairs, throughout the Lease Term in order to maintain the Property in accordance with the Building Standard and in a clean, safe, and orderly manner; provided, however, that Lessee shall not be obligated to make any capital upgrades to the Property except as may be reasonably necessary at any time to keep the building operational and the buildings systems in good working order. Lessee acknowledges and agrees that Lessor shall have no responsibility whatsoever for the maintenance, repair or upkeep of the Property or for any utilities or services provided or to be provided to the Property. Lessee shall be solely responsible, at its sole cost and expense, for providing security for the Property, all in accordance with the Building Standard. Lessee shall not permit any waste in, on, under or about the Property.
7.2    Operations and Management; Permits. Notwithstanding anything to the contrary in this Lease, during the Term after the Development Completion Date, Lessee or an Affiliate of The Madison Square Garden Company shall operate and manage the Property in a manner consistent with the Building Standard; provided, however, that nothing herein shall restrict Lessee’s ability to contract with one or more facilities management companies. During the Term after the Development Completion Date, Lessee shall obtain and maintain all necessary licenses and permits required in connection with the operation of the Property for the Permitted Uses. Lessee shall promptly provide Lessor with copies of any formal written notices it receives from any governmental authority with jurisdiction over the Property regarding an alleged material violation of Applicable Laws. Lessee shall obtain and maintain all necessary licenses, approvals and permits required in connection with the operation of the Premises and Improvements.

8.
Alterations and Additions. Subject to the terms, provisions, covenants and conditions of this Lease, Lessee at its sole cost and expense may make Improvements on the Premises. In connection therewith, Lessee shall comply with the provisions set forth in Exhibit E attached hereto and incorporated herein by reference. Subject to the terms of Section 21

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

hereof, Lessee may obtain financing for such Improvements, and any such financing may be secured by Lessee’s interest in the Property. During the Lease Term, all such Improvements shall be and remain the property of Lessee in accordance with Section 5.4. Lessor shall not have any design approval rights over Improvements except to the extent they relate to (a) the location and design of the Bridge, (b) the location and design of the Interconnection Point and any Other Physical Connection Points, or (c) a Material Modification, in each case with such approval not to be unreasonably withheld, conditioned, or delayed.

9.	Intentionally Deleted.

10.	Compliance with Applicable Laws.

10.1
Lessee Compliance.    Subject to events of Force Majeure, events of Lessor Delay, and Section 12 relating to permitted contests and cure rights, Lessee at its sole cost and expense will promptly and diligently comply with all Applicable Laws.

10.2
Lessor Compliance.    Subject to events of Force Majeure and Section 12 relating to permitted contests and cure rights, Lessor at its sole cost and expense will promptly and diligently comply with all Applicable Laws.

11.	Liens.

11.1
Generally. Lessee will not directly or indirectly create, or permit the creation of, any mortgage, lien, security interest, encumbrance or charge on, pledge of or conditional sale or other title retention agreement with respect to the Premises or any part thereof, other than (a) this Lease and ancillary rights in favor of third parties as permitted herein; (b) a Leasehold Mortgage which is permitted under the terms of Section 21; (c) liens for Impositions not yet payable, or payable without the addition of any fine, penalty, interest or cost for nonpayment, or being contested as permitted by Section 12; (d) Permitted Exceptions; and (e) Unpermitted Liens, incurred in the ordinary course of business for sums which under the terms of the related contracts are not at the time due if adequate provision for the payment thereof shall have been made by Lessee. Lessee will provide Lessor with prompt written notice of any lien or notice of lien placed against the Premises, and Lessee will promptly thereafter remove and discharge any mortgage, lien, security interest, encumbrance or charge created by Lessee (or by any third party as a result of Lessee’s conduct) in violation of the preceding sentence. In the event that Lessee’s leasehold interest under the Lease is encumbered by a Leasehold Mortgage pursuant to the provisions of Section 21, Lessee shall (i) use commercially reasonable efforts to cause any Leasehold Mortgagee to provide to Lessor copies of any notices from such Leasehold Mortgagee alleging any non-compliance, breach or default by Lessee in respect of such Leasehold Mortgage (provided that Lessee shall be deemed to satisfy the requirements of this clause (i) if Lessee delivers to such Leasehold Mortgagee a written request to provide such notices to Lessor; and (ii) within ten (10) days after receipt of any such notice from Leasehold Mortgagee, provide to

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

Lessor a copy of any such notice from such Leasehold Mortgagee alleging any non-compliance, breach or default under any of the loan documents regarding such Leasehold Mortgage (provided that so long as Lessor receives such notice pursuant to either clause (i) or (ii) above, Lessee shall be deemed to satisfy the requirements of this clause). Notwithstanding anything to the contrary contained in this Section 11, Lessee may enter into fixture financing arrangements for fixtures and equipment located on the Property, and Lessor agrees that Lessor’s claims to such fixtures and equipment, if any, shall be subordinate to any such fixture financing arrangements so long as such arrangements do not encumber Lessor’s interest in the Premises. If Lessee fails to remove, discharge or bond over any lien not otherwise described in (a) through (e) above including without limitation any Unpermitted Lien within thirty (30) days of its being placed against the Property, Lessor may do so, and Lessee shall reimburse Lessor for all costs incurred by Lessor in connection with removing such lien.
11.2.    Reserved.

11.3	Reserved.

12.
Permitted Contests. Lessee may, at its sole cost and expense, contest, after prior written notice to Lessor and by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or any Applicable Laws or the application of any Permitted Exception or the validity of any lien referred to in Section 11 to the extent the same relate to the Lease Term; provided, however, that: (a) Lessee shall first make all contested payments, under protest if it desires, unless such proceedings shall operate to suspend the collection thereof from Lessor, or post a bond or other security for the payment thereof reasonably satisfactory to Lessor, (b) neither the Premises nor any part thereof or interest therein nor any Lessor’s Participation Payment or other sums payable to Lessor hereunder would be in any danger of being sold, forfeited, lost or interfered with; (c) Lessor would not reasonably be expected to be in any material danger of additional civil or criminal liability in connection therewith; and (d) in the case of an Applicable Law, the Premises would not be subject to the imposition of any lien as a result of such failure to comply therewith.

13.
Lessor’s Access Rights. Lessor and its agents, employees and representatives shall have the right to enter the Property at all reasonable times (except while an event is being held at the Premises) upon reasonable prior written notice for the purposes of (1) inspecting the Property for the purposes of determining Lessee’s compliance with the terms hereof, and (2) during the last twenty four (24) months of the Lease Term, exhibiting the Property to other Persons, provided, however, that any such entry under clause (1) or (2) above shall be conducted in such a manner as to minimize interference with the business being conducted in and on the Property. A representative of Lessee shall have the right to be present upon any such entry by Lessee, provided Lessee makes such representative reasonably available for such entry.

14.	Mutual Indemnification.

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

14.1.
Lessee will defend, protect, indemnify, and hold Lessor harmless from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs, and expenses (including, without limitation, reasonable attorneys’ fees and expenses) imposed upon or incurred by or asserted against Lessor, the Lessor Parties, or the Property or any portion thereof, by reason of the occurrence or existence of any of the following: (a) any accident, injury to, or death of persons (including workmen), or loss of or damage to property occurring in, on, under, or about the Property during the Lease Term, except to the extent caused by the gross negligence or willful misconduct of Lessor or Lessor’s agents, employees, invitees, or contractors; (b) any failure on the part of Lessee to perform or comply with any of the terms of this Lease; or (c) any non-compliance by Lessee with Applicable Laws, whether or not Lessee’s non-compliance with Applicable Laws would constitute an Event of Default under Section 24 below. In case any action, suit or proceeding is brought against Lessor by reason of any such occurrence, Lessor will notify Lessee of such action, suit, or proceeding, and upon Lessor’s request Lessee will, at Lessee’s sole cost and expense, resist and defend such action, suit, or proceeding. Notwithstanding the foregoing, Lessee shall neither have any liability nor any obligation to indemnify Lessor solely for the discovery of Hazardous Material on the Premises unless and to the extent provided under the terms of Section 6 hereof.

14.2.
Lessor will defend, protect, indemnify, and hold Lessee harmless from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs, and expenses (including, without limitation, reasonable attorneys’ fees and expenses) imposed upon or incurred by or asserted against Lessee, the Lessee Parties, or the Property or any portion thereof, by reason of the occurrence or existence of any of the following: (a) any accident, injury to, or death of persons (including workmen), or loss of or damage to property occurring in, on, under, or about the Property prior to the Lease Term, except to the extent caused by the gross negligence or willful misconduct of Lessee or Lessee’s agents, employees, invitees, or contractors; or (b) any failure on the part of Lessor to perform or comply with any of the terms of this Lease. In case any action, suit or proceeding is brought against Lessee by reason of any such occurrence, Lessee will notify Lessor of such action, suit, or proceeding, and upon Lessee’s request Lessor will, at Lessor’s sole cost and expense, resist and defend such action, suit, or proceeding.

15.
Utility Services. Lessee shall be solely responsible (at its sole cost and expense) to procure and interconnect all utilities to the Premises (including the Interconnection Point and Bridge). Lessor shall, at no out of pocket cost or expense to Lessor, reasonably cooperate with Lessee’s efforts to interconnect all utilities to the Premises (including the Interconnection Point and Bridge) and reasonably consent to any such interconnections, as required. *****.

16.
Quiet Enjoyment. Subject to Lessor’s termination rights in Section 25 below, and subject to the Permitted Exceptions, Lessee shall not be hindered or molested by Lessor or anyone claiming through Lessor in its peaceful and quiet possession and enjoyment of the Premises.

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

17.
Subordination. This Lease is and shall be subject and subordinate to any mortgage(s), deed(s) of trust or deeds to secure debt now or subsequently arising upon the fee interest in the Premises, and to all renewals, modifications, refinancings, and extensions thereof (collectively referred to as a “Fee Mortgage”). The party having the benefit of a Fee Mortgage (a “Fee Mortgagee”) and Lessee shall execute a subordination, non-disturbance, and attornment agreement in form and substance reasonably acceptable to Fee Mortgagee and Lessee. As an alternative, any Fee Mortgagee shall have the right at any time to subordinate its Fee Mortgage to this Lease.

18.    Insurance.

18.1.
Generally. Lessee, at its sole cost and expense, shall procure and keep in full force until all of its obligations under this Lease have been discharged (or any additional periods described on Exhibit I), insurance as set forth on Exhibit I attached hereto. Lessor, at its sole cost and expense, shall maintain Commercial General Liability Insurance for claims arising from its ownership of the Premises with limits in an amount not less than *****. Insurance required to be maintained by Lessor or Lessee pursuant to this Section 18.1 may be provided under blanket policies covering other locations operated by Lessor or Lessee or any Affiliate of Lessor or Lessee.

18.2.
Delivery of Evidence of Insurance. Upon commencement of the Lease Term, Lessee will deliver to Lessor certificates of insurance showing the required coverage is in force (provided that Lessee may redact portions of any umbrella policies that are solely applicable to other projects), and thereafter Lessee shall use commercially reasonable efforts to deliver to Lessor certificates of insurance showing the required coverage is still in force not less than ten (10) days prior to the expiration of any policy required pursuant to this Section 18, but in any event, Lessee shall deliver to Lessor such certificates prior to the expiration of any policy required pursuant to this Section 18.

18.3.
Waiver of Subrogation. Neither Lessor nor Lessee shall be liable to the other or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure or other tangible property, or any resulting loss of income and benefits (even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees) if such loss or damage is covered by insurance benefiting the party suffering such loss or damage or is required to be covered by insurance pursuant to this Lease. Lessor and Lessee agree that deductibles under Lessor’s insurance policies and other amounts that are self-insured by Lessor or Lessee shall be deemed covered by insurance and all claims for recovery thereof are hereby waived. Lessor and Lessee shall require their respective insurance companies to include a standard waiver of subrogation provision in their respective policies.

18.4.	No Entry Until Insurance In Place. Lessee shall not be permitted to take possession of any portion of the Premises until all applicable insurance required under this Lease is in place.

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

19.    Damage to or Destruction of Property.

19.1.
Lessee to Give Notice. In case of any damage to or destruction of the Premises or any Improvements, or any material part thereof, that will materially and adversely affect the operation of the Premises (a “Casualty”), Lessee will promptly give telephonic and written notice thereof to Lessor generally describing the nature and extent of such Casualty. Lessor shall have no interest in any property insurance proceeds paid to Lessee or Leasehold Mortgagee due to a Casualty or any other damage to the Premises or any Improvements (the “Casualty Proceeds”), except as expressly provided in this Section 19.1. Following any Casualty, Lessee shall either (i) diligently rebuild and replace such damaged Improvements at the Premises in accordance with the Building Standard (provided that Lessor’s approval, not to be unreasonably withheld, conditioned or delayed, shall be required with respect to (a) the location and design of the Interconnection Point or any Other Physical Connection Points, (b) the location and design of the Bridge, and (c) any Material Modification from the Improvements in existence immediately prior to such Casualty), or (ii) elect not to rebuild or replace such damaged Improvements, in which event Lessee shall cause the distribution of the Casualty Proceeds in the following order and priority, in each case, subject to Leasehold Mortgagee making such Casualty Proceeds available therefor and any other rights of Leasehold Mortgagee: (1) first, to Leasehold Mortgagee, in accordance with Section 21.2.10; (2) second, to Lessee, to fund the activities described in Section 19.3; (3) third, to Lessor, to refund an amount equal to (A) that portion of the TI Allowance actually paid to Lessee, multiplied by (B) the Insurance to Replacement Cost Ratio (the “TI Allowance Refund”); and (4) fourth, to Lessee, as to any balance remaining. Lessee shall be liable to Lessor under clause (ii) above for the TI Allowance Refund regardless of whether Leasehold Mortgagee makes such Casualty Proceeds available therefor or any Casualty Proceeds are remaining after the payment of the amounts in subclauses (1) and (2) above, which obligation shall survive the termination of this Lease. Lessee shall make its election in writing (the “Casualty Election Notice”) as to whether or not to rebuild the damaged Improvements no later than one hundred eighty (180) days after any Casualty event. In the event that Lessee elects not to rebuild, repair or replace the damaged Improvements pursuant to clause (ii) above, and as a consequence of such election not to rebuild the Project would remain completely inoperable (e.g., a total Casualty has occurred), then Lessee’s Casualty Election Notice shall also serve to terminate this Lease. Notwithstanding any election by Lessee not to rebuild or replace damaged Improvements pursuant to clause (ii) above, (A) all of Lessee’s obligations set forth in this Lease shall remain in full force and effect, including without limitation Lessee’s obligation to maintain, repair, operate, and manage the Property in accordance with the Building Standard pursuant to Section 7 herein and to construct any alterations or additions to the Improvements in accordance with Section 8 herein and (B) Lessee shall ensure that the Improvements continue to include an approximately 350,000 square foot, first-class, multi-function event venue with capacity of at least 16,000 seats.

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

19.2.
No Effect on Lease. Except as specifically provided in Section 19.1, this Lease shall not terminate or be forfeited or be affected in any manner by reason of damage to or total, substantial or partial destruction of the Premises or the Improvements or any part or parts thereof or by reason of the untenantability of the same or any part thereof, for or due to any reason or cause whatsoever, and Lessee, notwithstanding any law or statute present or future, waives any and all rights to quit or surrender the Premises or any part thereof, Lessee acknowledging and agreeing that the provisions of this Section 19 shall govern the rights and remedies of the parties in the event of a Casualty. Lessee expressly agrees that its obligations hereunder, including the payment of the Lessor’s Participation Payment and any other sums due hereunder, shall continue as though said Premises and/or Improvements had not been damaged or destroyed and without abatement, suspension, diminution or reduction of any kind, but with an appropriate reduction to be made to the Minimum Event Levels as mutually agreed upon in good faith by Lessor and Lessee.

19.3.
If Lessee terminates this Lease pursuant to Section 19.1, then Lessor may, by written notice delivered to Lessee, require Lessee, at Lessee’s sole expense, to tear down and remove, prior to the termination of this Lease, all or a portion of the Improvements (at Lessor’s sole option and direction), including the debris resulting therefrom, and to otherwise clean and restore the area affected by such casualty to a level and clean and reasonably safe and secure condition, which obligation shall survive the termination of this Lease.

20.	Taking.

20.1.
Party to Give Notice. In case of a Taking of all or any part of the Premises, or the commencement of any proceedings or negotiations which might result in such Taking, the party against whom such proceedings are commenced will promptly give oral and written notice thereof to the other party generally describing the nature and extent of such Taking or the nature of such proceedings and negotiations and the nature and extent of the Taking which might result therefrom, as the case may be. Subject to Section 20.4, Lessor and Lessee each shall file and prosecute their respective separate claims for an award. Subject to Section 20.2, Lessee waives any and all rights it may have under any statute allowing Lessee to terminate this Lease in the event of a Taking, Lessee acknowledging and agreeing that the provisions of this Section 20 shall govern the rights and remedies of the parties in the event of a Taking.

20.2.
Total Taking. In case of a Taking of the fee of the entire Premises, other than a temporary taking, this Lease shall automatically terminate as of the date of such Taking. In case of a Taking of such a substantial part of the Premises or Improvements as shall result in the portion of the Premises and Improvements remaining after such Taking being unsuitable, as reasonably determined by Lessee and Lessor, for Lessee’s use of the Premises, other than a temporary taking, then Lessee may terminate this Lease by written notice to Lessor given within six (6) months after such Taking, with

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

such termination to be effective as of a date, within twelve (12) months after such Taking, specified in such notice. Any Taking of the Premises of the character referred to in this Section 20.2 which results in the termination of this Lease is referred to as a “Total Taking.”

20.3.
Partial Taking. In case of a Taking of the Premises other than a Total Taking (a “Partial Taking”), this Lease shall remain in full force and effect as to the portion of the Premises remaining immediately after such Partial Taking, without any abatement or reduction of Lessor’s Participation Payment or any other sum payable hereunder, but with a proportionate reduction to be made to the Minimum Event Requirements as mutually agreed upon in good faith by Lessor and Lessee. In the event of a Partial Taking, Lessee shall have no obligation to restore, or cause to be restored, the remaining parts of the Improvements.

20.4.
Application of Awards and Other Payments. In the event of a Taking, the award (or settlement in lieu thereof) in connection with such Taking shall be payable in the following manner and order of priority:

20.41.	first, to pay any and all reasonable out-of-pocket costs and expenses of Lessor, Lessee, any Leasehold Mortgagee, and any Fee Mortgagee incurred in collecting the award; and

20.42.
second, (a) to Lessee, ***** of the Taking Award, and (b) to Lessor, ***** of the Taking Award; provided, however, that if such Taking occurs during the last five (5) years of the Term, Lessor and Lessee shall each receive ***** of the Taking Award.

Any amount received by Lessee pursuant to Section 20.4.2 may be allocated by Lessee between Lessee and any Leasehold Mortgagee(s) in accordance with any agreement made between Lessee and such Leasehold Mortgagee(s), provided that Lessor shall have no obligation to ensure the allocation of such proceeds between Lessee and any such Leasehold Mortgagee(s).
For purposes of this Section 20.4, the Premises or a part thereof, as the case may be, shall be deemed to have been taken or condemned on the date on which actual possession of the Premises or a part thereof, as the case may be, is acquired by any lawful governmental entity or authority or the date on which title vests therein, whichever is earlier.

21.	Mortgage of Leasehold Estate.

21.1.
Execution of Leasehold Mortgages. Lessee shall have the right, from time to time, without obtaining Lessor’s consent, to execute and deliver one or more Leasehold Mortgages encumbering Lessee’s interest in this Lease to one or more Qualified Lenders, the Premises and the Improvements in order to secure any indebtedness or other obligation of Lessee relating to this Lease or Lessee’s interest in the Premises (including, without limitation, interim, permanent, construction or capital

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

improvements financing) and any direct or indirect owner of Lessee shall have the right, from time to time, without obtaining Lessor’s consent, to execute and deliver one or more pledges of direct and/or indirect ownership interests in Lessee to one or more Qualified Lenders in order to secure any indebtedness or other obligation of Lessee’s direct and/or indirect owners (including, without limitation, interim, permanent, construction or capital improvements financing). Any Leasehold Mortgage shall be subordinate to Lessor’s interest in the Premises and shall be subject to the provisions of this Lease, and no Leasehold Mortgage shall extend to or affect Lessor’s fee interest in the Premises or the reversionary interest and estate of Lessor in and to the Premises or any part thereof. The execution and delivery of a Leasehold Mortgage by Lessee shall not be deemed to constitute an Assignment or other transfer of this Lease or an interest in Lessee nor shall the holder of any Leasehold Mortgage, as such, be deemed an assignee or transferee of this Lease so as to require such Leasehold Mortgagee to assume the performance of any of the terms, provisions, covenants or conditions on the part of Lessee to be performed hereunder, unless such Leasehold Mortgagee obtains actual possession of the Premises following a Leasehold Foreclosure or by agreement of Lessee and Leasehold Mortgagee. Lessor acknowledges and agrees that any collateral assignment and/or pledge to a Leasehold Mortgagee that is a Qualified Lender for financing purposes is a Permitted Transfer pursuant to Section 22.2 herein.

21.2.
Covenants of Lessor. If Lessee or any of its direct and/or indirect owners shall execute a Leasehold Mortgage in favor of a Qualified Lender in accordance with this Section 21, Lessor agrees that so long as such Leasehold Mortgage shall remain unsatisfied of record or until written notice of satisfaction is given by the holders of any such Leasehold Mortgage to Lessor, the following provisions shall apply:

21.2.1.
There shall be no cancellation, termination (except in accordance with Section 25.3 and Section 25.5), surrender, waiver, acceptance of surrender, amendment, change or modification of this Lease without the prior written consent of each Leasehold Mortgagee. Any action requiring the consent of Leasehold Mortgagee hereunder that is taken without such written consent, shall be null and void and of no force or effect, and shall not be binding on any Leasehold Mortgagee (or, following a Leasehold Mortgage Foreclosure, Lessee).

21.2.2.
Lessor shall, upon Lessor (or any Person acting on behalf of Lessor) serving Lessee with any notice which would lead to an Event of Default or any termination pursuant to Section 25.3 (to the extent that notice to Lessee is required under such section), simultaneously serve (or cause such Person acting on behalf of Lessor to serve) a copy of such notice upon each Leasehold Mortgagee who has delivered to Lessor a written request for such notices, including an address for notices to such Leasehold Mortgagee.

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

21.2.3.
Each Leasehold Mortgagee shall have the right, but not the obligation, at any time prior to termination of this Lease, to pay all of the Lessor’s Participation Payment or any other charges due hereunder, with all due interest and late charges, to purchase any insurance, to pay any Impositions, to make any repairs, replacements or improvements, to do any other act or thing required of Lessee hereunder, and to do any act or thing which may be necessary and proper to be done in the performance and observance of the agreements, covenants and conditions hereof, including without limitation those necessary to prevent termination of this Lease. As against Lessor, any Leasehold Mortgagee and its agents and contractors shall have full access to the Premises for purposes of accomplishing any of the foregoing during the Lease Term, provided that the Leasehold Mortgagee shall be required to comply with Section 11.3 of this Lease with respect to any work to be performed on the Premises by the Leasehold Mortgagee or its agents or contractors. Any of the foregoing done by any Leasehold Mortgagee shall be as effective (including without limitation to prevent a termination of this Lease) as the same would have been if done by Lessee.

21.2.4.
Anything contained in this Lease notwithstanding, if Lessor is entitled to terminate this Lease pursuant to Section 25.3, Lessor shall not be entitled to terminate this Lease, and any notice of same shall be rendered void, if the Leasehold Mortgagee shall cure the Event of Default described in Section 25.3 within the time period granted to Lessee hereunder. Notwithstanding anything to the contrary set forth herein, following the date on which the Leasehold Mortgagee (or its Affiliate) obtains title to and possession of the Premises (or the ownership interests in Lessee, as applicable) any non-monetary default that by its nature is impossible for the Leasehold Mortgagee to cure, despite gaining possession of the Premises (an “Uncurable Default”) shall be deemed cured for purposes of terminating the Lease, as between Lessor and the Leasehold Mortgagee (or Lessee, as applicable) such that Lessor shall not terminate this Lease by reason of such Uncurable Default. For the avoidance of doubt, nothing herein shall require any Leasehold Mortgagee to attempt to cure an Uncurable Default in order to comply with and be entitled to the benefits of the rights set forth in Section 21 with respect to all other monetary defaults and non-monetary defaults. Leasehold Mortgagee shall not be responsible for curing any defaults by Lessee under the Cross-Marketing Agreement first arising or accruing prior to date on which the Leasehold Mortgagee (or its Affiliate) obtains title to and possession of the Premises (or the ownership interests in Lessee, as applicable), but shall be responsible for complying with the terms of the Cross-Marketing Agreement from and after such date.

21.2.5.
The right of Lessor to terminate this Lease for cessation of operations pursuant to Section 25.3 shall be subject to, and conditioned upon, Lessor having first given to each Leasehold Mortgagee of which Lessor has been

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

advised in writing, including an address for notices to such Leasehold Mortgagee, written notice of such Event of Default as required under Section 21.2.2 and such Leasehold Mortgagees having failed to remedy such Event of Default or acquire Lessee’s leasehold estate hereunder or commence foreclosure or other appropriate proceedings in the nature thereof as set forth in Section 21.2.4.

21.2.6.
If any Leasehold Mortgagee is prohibited from commencing or prosecuting Leasehold Foreclosure or other appropriate proceedings in the nature thereof by any process or injunction issued by any court or by reason of any action by any court having jurisdiction of any bankruptcy or insolvency proceeding involving Lessee or its direct and/or indirect owners, the times specified in Section 21.2.4 for commencing or prosecuting Leasehold Foreclosure or other proceedings shall be extended for the period of the prohibition, provided that the Leasehold Mortgagee shall have fully cured any Event of Default in the payment of any monetary obligations of Lessee under this Lease and shall continue to pay currently those monetary obligations as and when the same fall due.

21.2.7.
Lessor agrees that the names of each Leasehold Mortgagee may be added by Lessee to the “Mortgagee Endorsement” of any and all insurance policies required to be carried by Lessee under this Lease on condition that the insurance proceeds are to be applied in the manner specified in this Lease.

21.2.8.
Leasehold Foreclosure of any Leasehold Mortgage, or any sale thereunder, whether by judicial proceedings or by virtue of any power contained in the Leasehold Mortgage, or any conveyance of the leasehold estate hereunder from Lessee to any Leasehold Mortgagee or its designee through, or in lieu of, Leasehold Foreclosure or other appropriate proceedings in the nature thereof, shall not require the consent of Lessor or constitute a breach of any provision of or an Event of Default under this Lease, and upon such Leasehold Foreclosure, sale or conveyance, Lessor shall recognize the purchaser or other transferee in connection therewith as the Lessee hereunder.

21.2.9.
In the event any Leasehold Mortgagee or its designee becomes the Lessee under this Lease (or the owner of direct and/or indirect ownership interests in Lessee, as applicable), such Leasehold Mortgagee or its designee (or the Lessee, as applicable) shall, subject to the foreclosing lender’s obligation to cure all but the Uncurable Defaults, be personally liable for the obligations of Lessee under this Lease or a new lease only for the period that the Leasehold Mortgagee or its designee remains the actual beneficial holder of the leasehold estate hereunder, and only to the extent provided in this Lease or such new lease.

21.2.10.	Subject to Applicable Laws, the senior Leasehold Mortgagee may reserve the right to apply to its Leasehold Mortgage debt all, or any part, of

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

Lessee’s share of the proceeds from any insurance policies arising from a Casualty pursuant to the debts secured by such Leasehold Mortgage, up to the amount of indebtedness secured by the Leasehold Mortgage.

21.2.11.
Whichever party has the primary obligation to notify any Leasehold Mortgagee hereunder shall give each such Leasehold Mortgagee of which the parties have been notified (including an address for notices), notice of any litigation, or condemnation proceedings, or of any pending adjustment of insurance claims as each may relate to the Premises, and any Leasehold Mortgagee shall have the right, at Leasehold Mortgagee’s expense, to intervene therein and to be made a party to such proceedings. The parties hereto do hereby consent to such intervention. In the event that any such Leasehold Mortgagee shall not elect to intervene or become a party to the proceedings, such Leasehold Mortgagee shall receive notice and a copy of any award or decision made in connection therewith, but any such intervention shall not diminish Lessor’s rights under this Lease. For avoidance of doubt, the parties acknowledge and agree that Lessee shall have the primary obligation to notify any of its Leasehold Mortgagees under this Section 21.2.11; provided, however, Lessor shall give notices to any such Leasehold Mortgagees as required under this Lease.

21.2.12.
If required by Leasehold Mortgagee, Lessor shall execute a written agreement (a “Consent Agreement”) among Lessor, Lessee and Leasehold Mortgagee, in a commercially reasonable written agreement as reasonably approved by Lessor, for non-recourse financing, as may be required by Lessee or Leasehold Mortgagee, pursuant to which Lessor shall acknowledge the existence of the Leasehold Mortgage, and, subject to the limitations set forth in Section 21.3 below, make certain commercially reasonable undertakings for the benefit of the Leasehold Mortgagee thereunder, including, without limitation, providing copies of any notices that Lessor may from time to time deliver to Lessee under this Lease.

21.3.
Modification of Lease. Lessor shall not unreasonably withhold its consent to any modification to this Section 21 or any other provision of this Lease relating to the rights of a Leasehold Mortgagee that are reasonably requested by a Leasehold Mortgagee that is a Qualified Lender, provided that (w) such modification is (i) consistent with the customary requirements of institutional lenders at such time, including those imposed by applicable rating agency guidelines, or (ii) required by banking, insurance or similar laws and regulations setting forth provisions that must appear in a ground lease in order for such lease to be accepted as security by any Leasehold Mortgagee or prospective Leasehold Mortgagee requesting such modification, (x) such modification does not (i) adversely affect any of Lessor’s rights, benefits or privileges in any material respect, (ii) increase any of Lessor’s liabilities or obligations in any material respect under this Lease, (iii) create any new material liability or material obligation of Lessor, or (iv) reduce the Lessor’s

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

Participation Payment or any other charges due hereunder, (y) if such modification requires the consent or approval of any existing Fee Mortgagee, such consent or approval shall have been obtained (and Lessor shall use commercially reasonable efforts to obtain such consent or approval), and (z) Lessee shall pay any actual reasonable third party costs and expenses (including reasonable attorney’s fees) incurred by Lessor in connection with any such modification. Lessor shall not be required to review any proposed modification of this Lease unless it is accompanied by a certificate of Lessee representing and warranting that the execution and effectuation of the requested modification has been approved by all existing Leasehold Mortgagees and requires no further review, consent or approval by any such Leasehold Mortgagee.

21.4.
Upon a termination of this Lease as to all or any portion of the Premises for any reason whatsoever, provided that Lessor will notify any Leasehold Mortgagee that is a Qualified Lender of such termination and all amounts then owed to Lessor under this Lease, or upon a rejection of this Lease by Lessee or a trustee in a bankruptcy, such Leasehold Mortgagee shall have the right, for a period of thirty (30) days after receiving written notice thereof from Lessor, to require Lessor to (and Lessor shall to the extent not prohibited by court order or governmental action from doing so) enter into a New Lease (as defined below) for the Premises with the Leasehold Mortgagee (or its designee or nominee) in accordance with the terms of this Section 21.4 below within five (5) business days of receipt of Leasehold Mortgagee’s written request therefor.

21.4.1    The Leasehold Mortgagee (or its designee or nominee becoming the tenant under such New Lease) shall pay to Lessor within thirty (30) days after the execution and delivery of the New Lease all reasonable attorneys’ fees and reasonable court costs, incurred by Lessor in connection with the preparation of and entry into the New Lease and not otherwise paid by Lessee to Lessor pursuant to the terms of this Lease.
21.4.2    Such New Lease (x) shall be and remain an encumbrance on all or a portion of the Premises demised thereby, having the same lien priority thereon as this Lease; and (y) shall be for the remainder of the Term and, subject to the terms of this Section 21, shall be on the same terms and conditions as this Lease.

22.	Assignment by Lessee or MSG S&E and Subleases.

22.1.
Except for a Permitted Transfer or an Approved Transfer, neither Lessee nor MSG S&E shall Assign its right, title, and interest in this Lease without the prior written consent of Lessor, which consent shall be granted by Lessor unless Lessor makes a good faith determination that the proposed transferee is not sufficiently creditworthy or lacks the experience to comply with the obligations of Lessee or MSG S&E, as applicable, as set forth in this Lease. Following any Permitted Transfer under clause (ii) of Section 22.2 below, any Approved Transfer, or any Assignment consented to

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

by Lessor pursuant to this Section 22.1, the assignor thereunder shall be released from liability under this Lease, the Path of Travel License, and the Parking License.

22.2.
A “Permitted Transfer” shall mean (i) any Assignment by Lessee to The Madison Square Garden Company or any of its direct or indirect subsidiaries, provided that MSG S&E (or its permitted assigns) shall not be released from liability hereunder upon any such transfer, (ii) any assignment or transfer of Lessee’s or MSG S&E’s interest in this Lease to any entity that is not an Affiliate or subsidiary of The Madison Square Garden Company and that acquires all or substantially all of the entertainment venues of the Madison Square Garden Company (whether leased or owned), with or without Madison Square Garden in New York City, New York (provided that in the case of an assignment or transfer by MSG S&E under this clause (ii), a “Permitted Transfer” shall not include an assignment of an interest in this Lease to an entity for the sole purpose of the equity of that entity being distributed to the shareholders of The Madison Square Garden Company by way of dividend), or (iii) a Leasehold Mortgage of the Premises in accordance with the terms of Section 21 hereof, provided that MSG S&E (or its permitted assigns) shall not be released from liability hereunder upon any such Leasehold Mortgage or transfer thereunder.

22.3.
An “Approved Transfer” shall mean an Assignment of either Lessee’s or MSG S&E’s right, title, and interest in this Lease following the Opening Date to a Qualified Transferee (provided that if both Lessee and MSG S&E are assigning their respective interests in the Lease concurrently, then only the assignee of MSG S&E must be a Qualified Transferee). A “Qualified Transferee” shall mean an entity which would immediately prior to such transfer (A) if a private company, have a minimum Tangible Net Worth of at least ***** according to its most recent audited financial statements; (B) if a public company, (1) have a minimum Tangible Net Worth of at least ***** according to its most recent financial statements, or (2) have an enterprise value of at least ***** according to its most recent financial statements and public equity value based on a 60-day trailing volume-weighted average price; (C) has minimum unrestricted cash of ***** (subject to an annual increase of ***** over the Term of this Lease), according to its most recent audited financial statements; (D) has (or its Controlling Affiliate has) at least ***** years’ demonstrable experience in operating a live concert and performance venues of a similar type and scale as the Project; and (E) shall not cause a Regulatory Conflict or Suitability Issue.

22.4.
In connection with any Assignment of Lessee’s or MSG S&E’s interest in this Lease, Lessee shall provide Lessor with advance written notice of such Assignment and all information reasonably requested by Lessor that relates to the ability of the assignee or transferee to satisfy the conditions of this Lease including without limitation the terms of this Section 22. As a condition to any Assignment of Lessee’s or MSG S&E’s interest in this Lease (whether or not Lessor’s consent is required), any assignee or transferee of Lessee’s obligations shall assume in writing all of the obligations of Lessee or MSG S&E, as applicable, hereunder and under the other Arena Documents. Lessee shall pay Lessor’s reasonable out of pocket costs and

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

expenses (including reasonable out of pocket attorneys’ fees) in connection with reviewing any requested Assignment (other than a Permitted Transfer or an Approved Transfer). In no event shall any assignee or transferee under an Assignment (whether or not Lessor’s consent is required) be a Lessor Competitor.

22.5.
No consent of Lessor hereunder shall relieve Lessee of the obligation to obtain Lessor’s consent to a subsequent transaction under this Article 22. No Assignment of this Lease or subletting of all or any portion of the Property (excluding any Leasehold Foreclosure of any Leasehold Mortgage, or any sale thereunder, whether by judicial proceedings or by virtue of any power contained in the Leasehold Mortgage, or any conveyance of the leasehold estate hereunder from Lessee to any Leasehold Mortgagee or its designee through, or in lieu of, Leasehold Foreclosure or other appropriate proceedings in the nature thereof) shall be permitted without the prior written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed, if at the time of such assignment an Event of Default is continuing.

22.6.
Any Assignment made contrary to the terms of this Section 22 shall be void. In no event shall either Lessee or MSG S&E be relieved of its liability under this Lease following an Assignment except as expressly permitted under this Article 22.

22.7.
Any subletting of all or any part of the Property (including without limitation in the form of subleases, licenses, concessions and occupancy agreements) shall be subject and subordinate to this Lease and the terms and conditions hereof and Lessee shall remain liable for the performance of all of the covenants and agreements to be performed on Lessee’s part hereunder.

22.8.
In the event that VCR or MSG S&E or their permitted assigns hereunder, as applicable, remain jointly and severally liable under this Lease in accordance with Section 2.3 and substantially all of the assets of VCR or MSG S&E or their permitted assigns hereunder are transferred to another entity (an “Asset Transferee”), then VCR or MSG S&E or their permitted assigns hereunder, as applicable, shall assign its interest in this Lease to such Asset Transferee, subject to the terms hereof.

23.
Performance on Behalf of Lessee. In the event that Lessee shall fail to perform any obligation required hereunder in connection with removal of liens, procurement of insurance, or maintenance of the Bridge, then, if such failure becomes an Event of Default, Lessor may, but shall be under no obligation to, perform such obligation with the same effect as if made by Lessee (including, without limitation, insurance under Section 18). Lessee shall, within thirty (30) days following receipt of demand therefor from Lessor, accompanied by documentation reasonably satisfactory to Lessee of the amounts paid or costs incurred, reimburse Lessor for (i) all sums so paid by Lessor and (ii) all costs and expenses incurred by Lessor in connection with such performance, together with interest thereon at the Default Rate until paid. Alternatively, Lessor may seek to specifically enforce Lessee’s performance of any of Lessee’s obligations under this Lease.

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

24.	Events of Default.

24.1.	Any one or more of the following events shall constitute an “Event of Default” hereunder:

24.1.1.
With respect to the non-monetary obligations of Lessee hereunder, Lessee shall have failed to perform or comply in any material respect with any obligation under this Lease and such failure shall have continued for thirty (30) days after notice thereof from Lessor is duly given pursuant to Section 35 below, and if the curing of such non-monetary default is not reasonably feasible within such 30-day period, Lessee shall not, subject to Force Majeure, have commenced the curing of such failure within such thirty (30) day period, or having so commenced, shall thereafter have failed or neglected, for reasons other than Force Majeure, to prosecute or complete the curing of such Event of Default with diligence and dispatch within ninety (90) days after the original notice thereof or such longer period as may be reasonably necessary to effect such cure; or

24.1.2.
Either Lessee shall have made a general assignment for the benefit of creditors, or shall have admitted in writing its inability to pay its debts as they become due or shall have filed a petition in bankruptcy, or shall have been adjudicated bankrupt or insolvent, or shall have filed a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall have filed an answer admitting, or shall have failed reasonably to contest, the material allegations of a petition filed against it in any such proceeding, or shall have sought or consented to or acquiesced in the appointment of any trustee, receiver or liquidator of Lessee or any material part of its properties; or

24.1.3.
Either (i) within ninety (90) days after the commencement of any proceeding against either Lessee or any trustee, receiver or liquidator of Lessee seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law, rule or regulation, such proceeding shall not have been dismissed, or (ii) if, within ninety (90) days after the appointment without the consent or acquiescence of either Lessee or any trustee, receiver or liquidator of Lessee or of any material part of its properties, such appointment shall not have been vacated; or

24.1.4.
With respect to the monetary obligations of Lessee hereunder that have been reduced to a liquidated amount, Lessee shall have failed to pay such amounts within ten (10) Business Days after written notice thereof from Lessor is duly given pursuant to Section 35 below.

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

24.2.
As to any Event of Default relating to any matter which Lessee is entitled to contest or cure pursuant to Section 12, the cure periods set forth in Section 24.1.1 shall be deemed extended for so long as Lessee is diligently contesting or curing such matter in good faith in accordance with Section 12.

25.	Remedies.

25.1.	Remedies of Lessor. Upon the occurrence of any uncured Event of Default Lessor shall have the right to recover damages, or specifically enforce Lessee’s covenants set forth in this Lease.

25.2.
No Waiver by Lessor or Lessee. No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon an Event of Default or any breach hereof, and no submission by Lessee or acceptance by Lessor of full or partial Lessor’s Participation Payment during the continuance of any such breach shall constitute a waiver of any such Event of Default or any such breach or of any such term. No waiver of any Event of Default or breach shall affect or alter this Lease, which shall continue in full force and effect, or the respective rights of Lessor or Lessee with respect to any other then existing or subsequent breach or Event of Default.

25.3.
TERMINATION FOR CESSATION OF OPERATIONS, PROHIBITED USE, OR FAILURE TO ACHIEVE MILESTONE DATE. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, AND SUBJECT TO THE PROVISIONS OF SECTIONS 21.2.4 AND 21.2.5, LESSOR SHALL BE ENTITLED TO TERMINATE THIS LEASE PRIOR TO THE EXPIRATION OF THE LEASE TERM IF LESSEE HAS (A) CEASED TO USE THE PREMISES AS A PERFORMANCE AND EVENT VENUE FOR A CONSECUTIVE PERIOD OF MORE THAN ONE (1) CALENDAR YEAR, SUBJECT TO FORCE MAJEURE AND EXCEPT AS MAY BE REQUIRED TO ACCOMMODATE SUBSTANTIAL RENOVATION OF THE VENUE, AND SUCH ABANDONMENT CONTINUES FOR THIRTY (30) DAYS AFTER NOTICE THEREOF FROM LESSOR; OR (B) UTILIZED THE PREMISES FOR A PROHIBITED USE AND CONTINUED TO ENGAGE IN SUCH PROHIBITED USE FOR THIRTY (30) DAYS AFTER NOTICE THEREOF FROM LESSOR; OR (C) FAILED TO COMMENCE CONSTRUCTION OF THE PROJECT BY THE CONSTRUCTION COMMENCEMENT DATE; OR (D) FAILED TO ACHIEVE DEVELOPMENT COMPLETION BY THE OUTSIDE DEVELOPMENT COMPLETION DATE. IF ANY OF THE EVENTS OF DEFAULT DESCRIBED IN THE PRECEDING SENTENCE REMAINS UNCURED AFTER EXPIRATION OF THE NOTICE AND CURE PERIOD SET FORTH IN THIS SECTION 25.3 (THE PARTIES AGREEING THAT THE NOTICE AND CURE PERIOD SET FORTH IN SECTION 24.1 SHALL NOT APPLY WITH RESPECT TO SUCH EVENTS OF DEFAULT), THEN LESSOR MAY,

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

AT ITS OPTION, UPON WRITTEN NOTICE TO LESSEE, TERMINATE THIS LEASE. As used herein, “Substantial Renovation” shall mean work having an aggregate cost of not less than ***** (subject to increase by CPI over the Term of this Lease). If the Lease has terminated in accordance with this Section 25.3, then Lessor shall have the immediate right to re-enter the Premises and terminate Lessee’s right to possession of the Premises and may, but shall have no obligation to, remove all persons and property therefrom. Such property may be removed and stored in a warehouse or elsewhere at the sole cost and expense and risk of and for the account of Lessee. ANY NOTICE DELIVERED PURSUANT TO THIS SECTION 25.3 SHALL BE INVALID UNLESS THE SAME CONTAINS A LEGEND IN BOLD CAPITAL LETTERS PROMINENTLY DISPLAYED AT THE TOP OF SUCH NOTICE THAT FAILURE TO RESPOND TO SUCH NOTICE MIGHT RESULT IN THE TERMINATION OF THE LEASE.

25.4.
Termination by Lessee for Unforeseeable Conditions. Lessee may terminate this Lease upon reasonable prior written notice to Lessor (an “Unforeseeable Condition Termination”) prior to the Outside Unforeseeable Condition Date if, prior to completion of the excavation of the Premises in connection with the Project, soil, geotechnical, environmental, or other unknown and reasonably unforeseeable physical conditions of the Premises (“Unforeseen Conditions”) are discovered which are reasonably expected to increase budgeted Project costs by more than ***** in Lessee’s good faith and reasonable estimation based on reasonable documentary evidence provided to Lessor, unless (i) within ninety (90) days of Lessee’s Unforeseeable Condition Termination notice Lessor gives Lessee written notice (Lessor having no obligation to do so) of Lessor’s election to bear the incremental costs above ***** of such Unforeseen Conditions, which election shall be in a form reasonably acceptable to Lessee and (ii) such Unforeseen Conditions shall not result in a material delay in the Development Completion Date for the Project. If Lessor elects to cure any Unforeseen Condition, Lessor shall cure the same within such period to be reasonably agreed upon in writing by Lessor and Lessee based on an independent third party contractor estimate of the time for such cure, and to the extent such cure results in an actual delay in the Development Completion Date, the Outside Development Completion Date shall be extended by such period. “Outside Unforeseeable Condition Date” shall mean not later than thirty (30) days following completion of excavation and prior to pouring of the foundation of the Project. In the event of an Unforeseeable Condition Termination, Lessee shall, at its expense, deliver the Premises to Lessor upon such termination in a reasonably safe and secure condition. ANY NOTICE DELIVERED PURSUANT TO THIS SECTION 25.4 SHALL BE INVALID UNLESS THE SAME CONTAINS A LEGEND IN BOLD CAPITAL LETTERS PROMINENTLY DISPLAYED AT THE TOP OF SUCH NOTICE THAT FAILURE TO RESPOND TO SUCH NOTICE MIGHT RESULT IN THE TERMINATION OF THE LEASE.

25.5.	Termination by Lessor for Pre-Existing Hazardous Materials. Prior to Development Completion, Lessor may terminate this Lease upon reasonable prior written notice

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

to Lessee if Pre-Existing Hazardous Materials are discovered at the Premises that are the obligation of Lessor to pay for or mitigate and that cost in excess of ***** in Lessor’s good faith and reasonable estimation based on reasonable documentary evidence provided to Lessee, unless Lessee agrees in writing (Lessee having no obligation to do so) no later than thirty (30) days after receipt of such notice from Lessor that Lessee will bear the incremental costs associated with such Pre-Existing Hazardous Materials above ***** which agreement shall be in a form reasonably acceptable to Lessor. “Pre-Existing Hazardous Materials” shall mean Hazardous Materials in the environment, including surface water, groundwater and land surface and subsurface strata, in such quantities, concentrations and locations as were present at the Premises prior to the Lease Commencement Date, but shall not include any Hazardous Materials arising as a result of the actions of Lessee or its agents, contractors, employees or others acting by through or under Lessee. ANY NOTICE DELIVERED PURSUANT TO THIS SECTION 25.5 SHALL BE INVALID UNLESS THE SAME CONTAINS A LEGEND IN BOLD CAPITAL LETTERS PROMINENTLY DISPLAYED AT THE TOP OF SUCH NOTICE THAT FAILURE TO RESPOND TO SUCH NOTICE MIGHT RESULT IN THE TERMINATION OF THE LEASE.

25.6.
NO TERMINATION BY LESSOR OR LESSEE. EXCEPT AS EXPRESSLY PROVIDED IN SECTIONS 19.1, 20.2, AND 25.4, IN NO EVENT SHALL LESSEE HAVE THE RIGHT TO TERMINATE THIS LEASE UNDER THE TERMS HEREOF, AT LAW OR IN EQUITY, REGARDLESS OF ANY CLAIMS OF HABITABILITY OR CONSTRUCTIVE EVICTION OR OTHERWISE. EXCEPT AS EXPRESSLY PROVIDED IN SECTIONS 25.3 AND 25.5, IN NO EVENT SHALL LESSOR HAVE THE RIGHT TO TERMINATE THIS LEASE OR PROSECUTE AN EVICTION ACTION UNDER THE TERMS HEREOF, AT LAW OR IN EQUITY, REGARDLESS OF ANY CLAIMS OF EVENT OF DEFAULT, BREACH, HABITABILITY, OR CONSTRUCTIVE EVICTION OR OTHERWISE.

26.
Acceptance of Surrender. Except to the extent otherwise stated herein, no modification, termination or surrender of this Lease or surrender of the Premises, or any part thereof or of any interest therein, by Lessee shall be valid or effective unless agreed to and accepted in writing by Lessor, and no act by any representative or agent of Lessor other than such a written agreement and acceptance by Lessor shall constitute an acceptance thereof.

27.
Brokers. Lessor and Lessee each represents and warrants to the other that it has not engaged or dealt with any broker or finder in connection with the transactions contemplated by this Lease. If any individual or entity shall assert a claim to a finder’s fee or commission as a broker or a finder with respect to the Premises or this Lease, then the party who is alleged to have retained such individual or entity or whose acts, omissions or representations are alleged to give rise to such claim shall defend (with counsel reasonably acceptable to the indemnified party), indemnify and hold harmless the other party from and against any such

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

claim and all costs, expenses, liabilities and damages incurred in connection with such claim or any action or proceeding brought thereon.

28.
No Merger of Title. There shall be no merger of the leasehold estate created by this Lease with the fee estate in the Premises by reason of the fact that the same Person may own or hold both (a) the leasehold estate created by this Lease or any interest in such leasehold estate and (b) any interest in such fee estate; and no such merger shall occur (A) unless and until all Persons having any interest in (i) the leasehold estate created by this Lease and (ii) the fee estate in the Premises shall join in a written instrument effecting such merger and shall duly record the same, and (B) without the prior written consent of each Leasehold Mortgagee and each Fee Mortgagee of all or any portion of the fee estate in the Premises.

29.
Estoppel Certificate. Within thirty (30) days after request by any Party (which request may be from time to time as often as reasonably required by a Party but not more than once every six (6) months), the non-requesting Party shall execute and deliver to the requesting Party, without charge, an estoppel certificate (the “Estoppel Certificate”) related to the facts pertaining to this Lease in such form as the requesting Party may reasonably request and as reasonably approved by the non-requesting Party. Any such Estoppel Certificate may be conclusively relied upon by any lender, investor, or subtenant.

If any Party fails to respond to such request within such thirty (30) day period, then the requesting Party may deliver a second notice to the other Party using the Deemed Approval Process stating that the failure of the other Party to respond to such request within five (5) business days after receipt of such second request will result in a deemed approval with respect to the requested matters. The failure to deliver such statement within that five (5) business day period shall (with respect to third parties relying upon such Estoppel Certificate), without limiting any other remedy which the requesting party may have as a result of such failure, be conclusive upon the Party which fails to deliver such statement that this Lease is in force and effect with only such modifications as have been identified by the requesting Party, and that there are no outstanding Defaults in the performance of the requesting Party.

30.	Intentionally Deleted.

31.	Representations, Warranties, and Covenants.

31.1.
Lessor. Each of Lessor and VCR represents and warrants that it has the legal power, right and authority to enter into this Lease and to consummate the transaction contemplated hereby. The person(s) executing this Lease on behalf of Lessor and VCR, respectively, have been duly authorized to do so. Lessor is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Nevada. VCR is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Nevada. Neither the entry into nor the performance of this Lease, nor the entering into of the transaction, by Lessor or by VCR will (i) violate, conflict with, result in a breach under, or constitute a default under, any corporate charter, certificate of incorporation, by-law,

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

partnership agreement, limited liability company agreement, indenture, contract, agreement, permit, judgment, decree or order to which Lessor or VCR, as applicable, is a party or by which Lessor or VCR, as applicable, is bound, or (ii) require the consent of any third party other than as has already been obtained.

31.1.1.
No Bankruptcy Proceedings. Neither Lessor nor any Affiliate of Lessor is the subject of any dissolution proceedings or any voluntary or involuntary case under the federal bankruptcy laws or any other similar federal or state insolvency law, and no receiver, trustee, assignee for the benefit of creditors or other similar official has been appointed with respect to Lessor or any Affiliate of Lessor, or any of their respective assets. Lessor shall not, and shall not permit any Affiliate of Lessor to, institute proceedings to be adjudicated bankrupt or insolvent, consent to the institution of bankruptcy or insolvency proceedings against it, or file, or consent to, a petition seeking reorganization relief under any applicable federal or state law relating to bankruptcy or insolvency, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of any of its property, or make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take corporate action in furtherance of any such action.

31.1.2.
Patriot Act and Related Matters. None of Lessor, nor any owner of a direct or indirect interest in Lessor, (i) is listed on any Government Lists (as defined below), (ii) is a Person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC (as defined below) or in any enabling legislation or other Presidential Executive Orders in respect thereof, (iii) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense (as defined below), or (iv) is currently under investigation by any governmental authority for alleged criminal activity. For purposes hereof, the term “Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (A) the criminal laws against terrorism; (B) the criminal laws against money laundering, (C) the Bank Secrecy Act, as amended, (D) the Money Laundering Control Act of 1986, as amended, or the (E) Patriot Act. “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense. For purposes hereof, the term “Government Lists” means (1) the Specially Designated Nationals and Blocked Persons Lists maintained by the Office of Foreign Assets Control (“OFAC”), (2) any other list of terrorists, terrorist organizations or narcotics traffickers maintained

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

pursuant to any of the rules and regulations of OFAC that Lessee notified Lessor in writing is now included in Government Lists, or (3) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other government authority or pursuant to any Executive Order of the President of the United States of America that Lessee notified Lessor in writing is now included in Government Lists.

31.2.
Lessee. Each of Lessee and MSG S&E represents and warrants that it has the legal power, right and authority to enter into this Lease and to consummate the transaction contemplated hereby. The person(s) executing this Lease on behalf of Lessee and MSG S&E, respectively, have been duly authorized to do so. Lessee is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware. MSG S&E is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware. Neither the entry into nor the performance of this Lease, nor the entering into of the transaction, by Lessee or MSG S&E will (i) violate, conflict with, result in a breach under, or constitute a default under, any corporate charter, certificate of incorporation, by-law, partnership agreement, limited liability company agreement, indenture, contract, agreement, permit, judgment, decree or order to which Lessee or MSG S&E, as applicable, is a party or by which Lessee or MSG S&E, as applicable, is bound, or (ii) require the consent of any third party other than as has already been obtained.

31.2.1.
No Bankruptcy Proceedings. Neither Lessee nor any Affiliate of Lessee is the subject of any dissolution proceedings or any voluntary or involuntary case under the federal bankruptcy laws or any other similar federal or state insolvency law, and no receiver, trustee, assignee for the benefit of creditors or other similar official has been appointed with respect to Lessee or any Affiliate of Lessee, or any of their respective assets. Lessee shall not, and shall not permit any Affiliate of Lessee to, institute proceedings to be adjudicated bankrupt or insolvent, consent to the institution of bankruptcy or insolvency proceedings against it, or file, or consent to, a petition seeking reorganization relief under any applicable federal or state law relating to bankruptcy or insolvency, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of any of its property, or make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take corporate action in furtherance of any such action.

31.2.2.	Intentionally Deleted.

31.2.3.
Patriot Act and Related Matters. None of Lessee, nor any owner of a direct or indirect interest in Lessee, (i) is listed on any Government Lists, (ii) is a Person who has been determined by a competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept.

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC or in any enabling legislation or other Presidential Executive Orders in respect thereof, (iii) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense, or (iv) is currently under investigation by any governmental authority for alleged criminal activity.

31.2.4.	Compliance with Nevada Gaming Commission Rules and Regulations. The provisions of Exhibit G attached hereto are incorporated herein by reference.

31.2.5.	Intentionally Deleted.

31.2.6.	*****

31.2.7.	*****

31.2.8.	Regular Updates on Bookings. Lessee shall provide Lessor with regular written updates (no less frequently than monthly) regarding confirmed bookings for all events at the Venue.

31.2.9.	*****

31.2.10.	Intentionally Deleted.

31.2.11.
Confidentiality. Each of the parties to this Lease shall maintain the terms and conditions of, and any information delivered to the other Party in accordance with, this Lease (collectively, “Confidential Information”) in confidence, and, except in accordance with the immediately succeeding sentence, shall not disclose any such Confidential Information to a third party, other than (i) to its officers, directors, employees, advisors, attorneys, or accountants who need to know and who agree to keep such information confidential; (ii) to its actual or proposed lenders or other financing sources, actual or proposed purchasers, and actual or proposed investors (excluding any public shareholders), each having been made aware of the restrictions set forth in this Section 31.2.11 and the confidential nature of the Confidential Information disclosed, and in each case it being understood that, with respect to disclosures to potential purchasers or potential investors only, such Confidential Information shall not be disclosed to any MSG Confidentiality Competitor (as defined below) or to a Lessor Competitor; (iii) to the extent disclosure is required by law, statute, rule, regulation, or judicial process (including, but not limited to, applicable securities laws); (iv) upon the lawful demand of any court or agency or regulator having jurisdiction over such Person (including, but not limited to, any securities regulatory authority, including rating agencies and national securities exchanges, to which the disclosing party is subject); or (v) to any governmental agency with jurisdiction over the Premises. With respect to any disclosure pursuant to

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

clauses (i) or (ii) above, the disclosing Party agrees to use and cause the parties to whom such Confidential Information was disclosed (the “Disclosure Parties”) to use reasonable care to safeguard and protect the confidentiality of the Confidential Information (but no less than the care that the disclosing Party and the Disclosure Parties use to safeguard and protect their own confidential information). The disclosing Party agrees to notify the non-disclosing Party in writing immediately upon first obtaining knowledge of the occurrence of any unauthorized use, disclosure, or other release of any Confidential Information by the disclosing Party or any of the Disclosure Parties or any other breach of this Section 31.2.11 by the disclosing Party or any of the Disclosure Parties. The disclosing Party further agrees that any failure by any of the Disclosure Parties to comply with any provision of this Section 31.2.11 which applies to the disclosing Party will be deemed to be a breach of this Section 31.2.11 by the disclosing Party. Information shall not be deemed “confidential” hereunder if (x) such information was available to the public prior to the time of disclosure or (y) such information is or becomes generally available to the public through no act or omission of the other Party. Notwithstanding the foregoing, either Party may disclose matters concerning the Premises to a governmental authority if, (X) such Party is required by law to make such disclosure, and (Y) such Party gives the other Party not less than ten (10) days’ prior written notice of the proposed disclosure. An “MSG Confidentiality Competitor” shall mean at any time that such determination is made pursuant to this Section 31.2.11, any entity (other than an Affiliate of The Madison Square Garden Company) that meets one of the following criteria: (1) such entity directly or indirectly operates, manages, or owns a ten percent (10%) or more interest in an entity which directly or indirectly owns, operates, or manages, either (a) (i) two or more live entertainment venues in North America with at least 3,000 seats each or (ii) one or more professional sports franchises in North America, or (b) promotes, produces, or schedules musical concerts, performances or entertainment acts, or other family or theatrical productions in New York, Los Angeles, or multiple cities in North America.
If any Party breaches, or threatens to commit a breach of, any of the provisions of this Section 31.2.11, the other Party shall have all rights and remedies available to such persons at law or in equity under this Lease or otherwise, including, without limitation, the right and remedy of injunctive relief (without the necessity of posting any bond or security) and to have each and every one of the restrictive covenants in this Section 31.2.11 specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of these restrictive covenants would cause irreparable injury and that money damages would not provide an adequate remedy.

32.	Intentionally Deleted.

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

33.	Intentionally Deleted.

34.
Sale Notice; Restriction on Sale to Competitor. Lessor shall deliver a written notice to Lessee (a “Sale Notice”) (a) prior to the commencement of marketing for sale of all or a portion of Lessor’s right, title, and interest in the Premises and (b) at such time that a potential buyer of Lessor’s right, title, and interest in the Premises has been identified. Lessor covenants and agrees that in no event shall it sell any of its right, title, and interest in the Premises to an MSG Competitor during the Term of this Lease. Notwithstanding the foregoing, Lessor shall not be required to deliver a Sale Notice, and shall not be prevented from selling any of its right, title, and interest in the Premises to an MSG Competitor, in the event of (a) a sale to an Affiliate of Lessor, (b) a sale in connection with the sale of all or substantially all of the casino, hotel, or resort properties owned by Lessor or its Affiliates in Clark County, Nevada, (c) a sale in connection with the sale of all or substantially all of Lessor’s (or its Affiliates’) casino, hotel, or resort businesses worldwide, or (d) a transfer to a Fee Mortgagee or otherwise in connection with a foreclosure or a deed in lieu of foreclosure). With respect to any Sale Notice identifying a potential buyer of the Premises, if Lessee believes that such entity is a MSG Competitor, then Lessee shall deliver reasonable evidence of same to Lessor within ten (10) business days of receipt of Lessor’s Sale Notice. If Lessor does not agree that such buyer is an MSG Competitor, then such disapproval shall be in writing and shall specify the specific reasons for the denial, at which time Lessor and Lessee shall promptly meet and confer in good faith to resolve such issues. If Lessor fails to respond to the above notice by Lessee within ten (10) business days of receipt of same, then Lessee may send Lessor a second notice requesting Lessor’s response, which notice shall be in accordance with the Deemed Approval Process set forth in Section 34 hereof. If Lessor fails to respond to such second notice within five (5) business days, then Lessor shall be deemed to have agreed that such potential buyer is an MSG Competitor and that Lessor shall not sell any of its right, title, and interest in the Premises to such entity.

35.	Notices. All notices, requests, demands or other communications hereunder shall be in writing and shall be addressed as follows:

If to Lessee:	MSG Las Vegas, LLC
2 Penn Plaza
New York, New York 10121
Attention: General Counsel
Phone: (212) 465-6300
Email: lawrence.burian@msg.com

with a copy to:

Gibson Dunn & Crutcher LLP
333 South Grand Avenue, Suite 4900
Los Angeles, California 90071
Attention: Douglas M. Champion
Phone: (213) 229-7128

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

Email: dchampion@gibsondunn.com

If to Lessor:	Sands Arena Landlord LLC
3355 Las Vegas Boulevard South
Las Vegas, Nevada 89109
Attention: General Counsel
Phone: (702) 414-1000
Email: Carol.Wetzel@sands.com

with copies to:

DLA Piper LLP (US)
500 Eighth Street, NW
Washington, D.C. 20004
Attention: Jay Epstien
Phone: (202) 799-4100
Email: jay.epstien@dlapiper.com

and

DLA Piper LLP (US)
33 Arch Street, 26th Floor
Boston, Massachusetts 02110
Attention: Anita Agajanian
Phone: (617) 406-6058
Email: anita.agajanian@dlapiper.com

If to MSG S&E:	MSG Sports & Entertainment, LLC
2 Penn Plaza
New York, New York 10121
Attention: General Counsel
Phone: (212) 465-6300
Email: lawrence.burian@msg.com

with a copy to:

Gibson Dunn & Crutcher LLP
333 South Grand Avenue, Suite 4900
Los Angeles, California 90071
Attention: Douglas M. Champion
Phone: (213) 229-7128
Email: dchampion@gibsondunn.com

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

or such other addresses as either party from time to time may specify in writing to the other in accordance with this notice provision. All notices, requests, demands or other communications under this Lease shall be deemed duly given (A) when delivered by hand, (B) one (1) Business Day after being given to an express courier with a reliable system for tracking delivery, (C) when sent by confirmed electronic mail with a copy sent by another means specified in this Section, or (D) five (5) business days after the day of mailing, when mailed in Clark County, Nevada by United States certified mail, return receipt requested, postage prepaid. The parties agree that any notices given pursuant to methods (A), (B) and (D) above shall also be confirmed by electronic mail.
If a notice is sent in accordance with the “Deemed Approval Process”, it shall be in writing and otherwise in accordance with the terms of this Section 35, with the following language in all bold and capital letters prominently displayed on the envelope and letter: “THIS IS A SECOND NOTICE. FAILURE TO RESPOND WITHIN [____________ (___) BUSINESS] DAYS SHALL RESULT IN YOUR DEEMED APPROVAL” and with the appropriate number of days filled in the blanks.

36.
End of Lease Term. Lessee hereby agrees to execute all commercially reasonable and customary documents as Lessor may deem necessary to evidence any termination of this Lease, other than by expiration of the Lease Term.

37.
Limitation of Liability. Each of Lessor and Lessee, on behalf of itself and all of its successors and assigns, covenants and agrees that, in the exercise of any of such party’s remedies pursuant to this Lease, no direct or indirect trustee, member (other than VCR or MSG S&E as expressly set forth in Section 2.3 herein), officer, director, shareholder, or partner of Lessor or Lessee or their respective Affiliates shall be sued or named as a party in any suit or action (except, in the case of a partnership, as may be necessary to secure jurisdiction over the partnership), it being understood that the obligations under this Lease do not constitute personal obligations of the individual direct or indirect trustees, members, officers, directors, shareholders or partners of Lessor or Lessee or their respective Affiliates, and the parties shall not seek recourse against individual direct or indirect trustees, members, officers, directors, shareholders or partners of Lessor or Lessee or their respective Affiliates, or any of their personal assets for satisfaction in any liability in respect to this Lease.

38.
Memorandum of Lease. Neither party shall record this Lease. Lessor and Lessee agree to execute, acknowledge and deliver, concurrently with the full execution and delivery of this Lease, a memorandum of this Lease, in the form attached hereto as Exhibit D (the “Memorandum of Lease”), which shall be modified solely to the extent necessary to make such form suitable for recording in Clark County, and which shall be recorded on or promptly following the Lease Commencement Date. Upon expiration of the Term or earlier termination of this Lease, Lessee shall execute, acknowledge and deliver a cancellation of the Memorandum of Lease, which may be recorded by Lessor at any time.

39.	Miscellaneous.

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

39.1.
Sections and Headings; Number and Gender. The headings in this Lease are for purposes of reference only and shall not limit or define the meaning hereof. Wherever appropriate, each term stated in the singular shall include the plural and vice versa. Words in any gender shall include all other genders, as appropriate.

39.2.	Counterparts. This Lease may be executed in any number of counterparts, each of which is an original, but all of which shall constitute one instrument.

39.3.
Corporate Authority. Each individual executing this Lease on behalf of a corporation, limited liability company, partnership, trust or other entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of such corporation, limited liability company, partnership, trust or other entity, in accordance with a duly adopted resolution of the board of directors or in accordance with the bylaws, operating agreement, partnership agreement, trust agreement or other applicable charter documents of said entity, as applicable, and that this Lease is binding upon said corporation, limited liability company, partnership, trust or other entity in accordance with its terms.

39.4.
Modification; Termination. This Lease may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

39.5.
Entire Agreement. This Lease contains all of the representations, understandings and agreements of the parties with respect to the demise of the Premises, except for those provisions of the Agreement to Lease which expressly survive by their terms.

39.6.	Exhibits. All Exhibits attached to this Lease are hereby incorporated by reference herein.

39.7.
Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of New York, without regard to any choice of law or conflicts of laws provisions thereof, provided that matters related to the creation of liens or statutory remedies of landlords and tenants shall be governed by the laws of the State of Nevada.

39.8.	Intentionally Deleted.

39.9.
Calendar Days; Business Days. All references shall be to calendar days unless specified to be business days. “Business days” shall be all days other than Saturdays, Sundays, and any and all federal and state holidays observed in the State of Nevada.

39.10.
Relationship. Nothing contained in the Lease shall be deemed or construed by the parties or by any third person to create the relationship of principal and agent, or of partnership, or of joint venture, or of any association between Lessor and Lessor.

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

39.11.
Successors and Assigns. Subject to the provisions of Article 22 regarding assignment and subletting, all of the provisions, terms, covenants and conditions of this Lease shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors and assigns.

39.12.	No Other Beneficiaries. Unless expressly stated herein to the contrary, no third parties shall have any rights under this Lease.

39.13.
Attorneys’ Fees. If either party hereto brings an action at law or in equity to enforce, interpret or seek redress for the breach of this Lease, then the prevailing party in such action shall be entitled to recover all court costs, witness fees and reasonable attorneys’ fees, at trial or on appeal.

39.14.
Severability. If any provision of this Lease or any portion of any provision of this Lease shall be deemed to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not alter the remaining portion of such provision, or any other provision hereof, as each provision of this Lease shall be deemed severable from all other provisions hereof. Notwithstanding the foregoing, if any provision of this Lease is deemed to be invalid, illegal or unenforceable and the effect of the invalidity, illegality or unenforceability of such provision would be to materially alter the fundamental economic relationship of Lessor and Lessee, then the provisions of this Section 39.14 shall not be given effect.

39.15.
Dispute Resolution. Except as expressly provided herein, in the event of any dispute, claim, or controversy arising out of or relating to this Lease or the breach, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate (“Dispute”), the Parties agree to first try in good faith to settle the Dispute by mediation administered by JAMS. If the matter is not resolved through mediation, then it shall be submitted to JAMS, or its successor, for final and binding arbitration pursuant to the provisions set forth below.

Either Party may commence mediation by providing to JAMS and the other Party a written request for mediation, setting forth the subject of the Dispute and the relief requested. The Parties will cooperate with JAMS and with one another in selecting a mediator from the JAMS panel of neutrals and in scheduling the mediation proceedings. The Parties agree that they will participate in the mediation in good faith and that they will share equally in its costs. All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the Parties, their agents, employees, experts and attorneys, and by the mediator or any JAMS employees, are confidential, privileged, and inadmissible for any purpose, including impeachment, in any arbitration or other proceeding involving the Parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation.

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

Either Party may initiate arbitration with respect to the matters submitted to mediation by filing a written demand for arbitration at any time following the initial mediation session or at any time following forty-five (45) days from the date of filing the written request for mediation, whichever occurs first (“Earliest Initiation Date”). The mediation may continue after the commencement of arbitration if the Parties so desire. At no time prior to the Earliest Initiation Date shall either side initiate an arbitration or litigation related to this Lease except to pursue a provisional remedy that is authorized by law or by JAMS Rules or by agreement of the Parties. However, this limitation is inapplicable to a Party if the other Party refuses to comply with the requirements regarding mediator selection and mediation scheduling above. All applicable statutes of limitation and defenses based upon the passage of time shall be tolled from the date of filing of the written request for mediation until fifteen (15) days after the Earliest Initiation Date. The Parties will take such action, if any, required to effectuate such tolling.
Any arbitration shall take place in Washington, D.C. before three (3) neutral arbitrators selected from a national panel. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules & Procedures. The panel shall in its substantive (as opposed to procedural) rulings apply New York law (subject to the provision of Section 39.7 that rulings related to the creation of liens or statutory remedies of landlords and tenants shall apply the laws of the State of Nevada), and the Parties shall agree to reasonable limits on discovery rights as reasonably determined by the arbitrators. The arbitrators shall not have the power to terminate this Lease or otherwise compel an eviction action against Lessee. The arbitrators also shall not have the power to force a sale of the Project. Any Disputes related to termination of this Lease shall be submitted to the federal courts of the state of New York and governed by New York law. The arbitrators shall not have the power to award relief, equitable or otherwise, beyond that specified in this Lease and requested by the Parties. Following a hearing, and in accordance with JAMS rules, the arbitrators shall issue a signed and dated written opinion which shall decide all issues submitted. The Parties are to share arbitrator fees and arbitration costs equally. Notwithstanding the foregoing, the prevailing party in the arbitration shall be entitled to an award of its reasonable fees and expenses as an element of the arbitrator’s award. Judgment on the award may be entered in any court having jurisdiction if necessary to enforce the award, if the non-prevailing Party has not complied with the decision within thirty (30) days after it has been rendered. This clause shall not preclude the Parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.
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CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

The Parties are each separately aware that by agreeing to this dispute resolution procedure, each is giving up the right to have the Dispute decided in civil court by a judge or jury (other than Disputes related to termination of this Lease). Instead, the Dispute will be resolved by impartial arbitrators whose decisions will be binding and final. By initialing in the spaces provided immediately below, each Party indicates its knowing and voluntary consent to arbitration of the Dispute in accordance with this dispute resolution procedure.

_____Lessor _____Lessee

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CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

39.1.	Holding Over.

39.161.
With Lessor’s Consent. If Lessee, with Lessor’s prior written consent, remains in possession of the Premises after the expiration or sooner termination of the Lease, such possession by Lessee shall be deemed to be a month-to-month tenancy, terminable on thirty (30) days prior written notice given at any time by either party. All provisions of this Lease shall apply to the month-to-month tenancy, except those specifying the Lease Term.

39.162.
Without Lessor’s Consent. If Lessee, without Lessor’s consent, remains in possession of the Premises after the expiration or sooner termination of the Lease, (a) such possession by Lessee shall be deemed a tenancy at sufferance only and not a renewal of this Lease or an extension of the Lease Term, (b) Lessee shall pay a holdover fee equal to ***** (subject to increase by CPI over the term of the Lease) per day and all other charges due hereunder shall be payable in an amount equal to ***** of such charges in effect as of the last full calendar month of the Lease Term, and each shall be due and payable at the times specified therefor in this Lease, and (c) such tenancy shall be subject to every other term, covenant and agreement contained herein other than any provisions for rent concessions or optional rights of Lessee requiring Lessee to exercise the same by written notice. Nothing contained in this Section 39.16 shall be construed as a consent by Lessor to any holding over by Lessee, or limit any of Lessor’s rights and remedies incident to a holding over under this Lease, at law or in equity. Lessee shall indemnify, defend and hold harmless Lessor from all claims, losses and damages in connection with any holding over under this Section 39.16.2, and such indemnification shall survive the date of delivery of possession of the Premises to Lessor for a period of one (1) year.

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CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first written above.

LESSOR:	SANDS ARENA LANDLORD LLC,
a Nevada limited liability company

	By:	/s/ Randy Hyzak
		Name:	Randy Hyzak
		Title:	President

VCR:	VENETIAN CASINO RESORT, LLC,
a Nevada limited liability company

	By:	Las Vegas Sands,LLC,
a Nevada limited liability company
its Manager

	By:	/s/ George M. Markantonis
		Name:	George M. Markantonis
		Title:	SVP

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CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

LESSEE:	MSG LAS VEGAS,LLC,
a Delaware limited liability company

	By:	/s/ James L. Dolan
		Name:	James L. Dolan
		Title:	Executive Chairman and
Chief Executive Officer

MSG S&E:	MSG SPORTS & ENTERTAINMENT, LLC,
a Delaware limited liability company

	By:	/s/ James L. Dolan
		Name:	James L. Dolan
		Title:	Executive Chairman and
Chief Executive Officer

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

List of Exhibits

Exhibit A     Legal Description of Premises
Exhibit B     Permitted Exceptions
Exhibit C    Intentionally Deleted
Exhibit D     Form of Memorandum of Lease
Exhibit E    Additional Provisions Regarding Construction
Exhibit F    Project Entitlements
Exhibit G    Provisions Related to Nevada Gaming Commission Rules and Regulations
Exhibit H    Intentionally Deleted
Exhibit I    Insurance Requirements
Exhibit J    List of Plans
Exhibit K    Pre-Approved Sponsors

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

EXHIBIT A
Legal Description of the Premises

PARCEL 1:
THAT PORTION OF THE NORTH HALF (N 1/2) OF THE SOUTHEAST QUARTER (SE 1/4) OF SECTION 16, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.B.&M., CLARK COUNTY, NEVADA.
PARCEL 1 AS SHOWN BY MAP THEREOF IN FILE 121 OF PARCEL MAPS, PAGE 21 IN THE OFFICE OF THE COUNTY RECORDER, CLARK COUNTY, NEVADA.

PARCEL 2:
AN EASEMENT FOR PEDESTRIAN AND VEHICULAR INGRESS AND EGRESS AS SET FORTH IN THAT CERTAIN DOCUMENT ENTITLED, "EASEMENT AGREEMENT", RECORDED APRIL 20, 2005 IN BOOK 20050420 AS INSTRUMENT NO. 01253 OF OFFICIAL RECORDS.

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

EXHIBIT B
Permitted Exceptions
(a) Applicable zoning, subdivision, building, and other land use laws and regulations.
(b) The lien of real estate taxes and assessments not yet due and payable.
(c) Any leasehold mortgage, assignment of leases and rents, or other security interest in Lessee’s leasehold interest in the Premises, to the extent permitted under the terms of the Lease.
(d) All matters (1) shown on or referenced in that certain ALTA/NSPS survey made by Psomas on September 23, 2016 and last revised October 17, 2016, designated Job Number 1MSG010100; or (2) disclosed in that certain leasehold owner’s policy of title insurance with Policy No. 731432 issued by First American Title Insurance Company and effective as of the Lease Commencement Date.

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

EXHIBIT C
Intentionally Deleted

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

EXHIBIT D
Form of Memorandum of Ground Lease
RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:
Gibson Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, California 90071
Attention: Douglas M. Champion, Esq.

APN: 162-16-702-002
(Space above this line for Recorder’s use only.)
MEMORANDUM OF GROUND LEASE
This Memorandum of Ground Lease (this “Memorandum”) is dated as of the 13th day of July, 2018, by and among Sands Arena Landlord LLC, a Nevada limited liability company (“Lessor”), and MSG Las Vegas, LLC, a Delaware limited liability company (“Lessee”), with reference to the following facts:
Lessor and Lessee have entered into that certain Ground Lease dated July 16, 2018 (the “Lease”), for those certain premises (the “Premises”) located in the County of Clark, State of Nevada, and more particularly described on Exhibit A attached hereto and incorporated herein by reference, together with all rights and privileges appurtenant thereto.
NOW, THEREFORE, for and in consideration of the foregoing, Lessor and Lessee hereby agree as follows:

1.
Agreement to Lease. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises pursuant to the Lease, upon all of the terms and conditions set forth in the Lease, which Lease is hereby incorporated herein by reference. In the event of any inconsistency between the terms and conditions of this Memorandum and the terms and conditions of the Lease, the terms and conditions of the Lease shall govern and control.

2.
Term. Subject to the terms and conditions contained in the Lease, the Premises is leased for a term which is to expire on the date that is fifty (50) years following the Development Completion Date (as such term is defined in the Lease).

3.
Irrevocable License Rights. Concurrently with the execution of the Lease, (1) Lessee, Venetian Casino Resort, LLC, a Nevada limited liability company (“VCR”), MSG Sports & Entertainment, LLC, a Delaware limited liability company (“MSG S&E”), and Sands Expo & Convention Center, Inc., a Nevada corporation (“Sands Expo”), have entered into that certain License Agreement (Path of Travel); and (2) Lessee,

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VCR, and MSG S&E have entered into that certain Parking License Agreement (the “Parking License”).
In Witness Whereof, each of the parties hereto has executed this instrument as of the date first above written.

LESSOR:	SANDS ARENA LANDLORD LLC,
a Nevada limited liability company

	By:	Venetian Casino Resort, LLC,
a Nevada limited liability company
its manager

	By:	Las Vegas Sands, LLC,
a Nevada limited liability company
its managing member

By:
Name:
Title:

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF _____________________    )
)
COUNTY OF _____________________    )
On ____________________, 2018, before me, ____________________________, a Notary Public, personally appeared _______________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument, and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of ____________ that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

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Signature _____________________________ (Seal)

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LESSEE:	MSG LAS VEGAS LLC,
a Delaware limited liability company

By:
Name:
Title:

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF _____________________    )
)
COUNTY OF _____________________    )

On ____________________, 2018, before me, ____________________________, a Notary Public, personally appeared _______________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument, and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of ____________ that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

Signature _____________________________ (Seal)

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Exhibit A to Memorandum of Ground Lease

PARCEL 1:
THAT PORTION OF THE NORTH HALF (N 1/2) OF THE SOUTHEAST QUARTER (SE 1/4) OF SECTION 16, TOWNSHIP 21 SOUTH, RANGE 61 EAST, M.D.B.&M., CLARK COUNTY, NEVADA.
PARCEL 1 AS SHOWN BY MAP THEREOF IN FILE 121 OF PARCEL MAPS, PAGE 21 IN THE OFFICE OF THE COUNTY RECORDER, CLARK COUNTY, NEVADA.

PARCEL 2:
AN EASEMENT FOR PEDESTRIAN AND VEHICULAR INGRESS AND EGRESS AS SET FORTH IN THAT CERTAIN DOCUMENT ENTITLED, "EASEMENT AGREEMENT", RECORDED APRIL 20, 2005 IN BOOK 20050420 AS INSTRUMENT NO. 01253 OF OFFICIAL RECORDS.

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EXHIBIT E
Additional Provisions Regarding Construction
In addition to the provisions set forth in the Lease regarding construction, including alterations and additions, the following provisions shall apply in the event Lessee undertakes any work in, on, under or about the Premises.

1.	Intentionally Deleted.

2.	Prior to Construction. At least five (5) business days prior to the commencement of construction, Lessee shall deliver to Lessor the following:

2.1.	Contact List. A list of names, and regular and 24-hour “emergency” phone numbers for Lessee’s construction representative and general contractor.

2.2.
Schedule. A schedule for construction to be performed at the Premises by or on behalf of Lessee or its agents, employees, contractors, tenants or subtenants including all Improvements (“Lessee’s Work”), including starting and completion dates.

2.3.	Insurance. Certificates of insurance, to the extent required pursuant to the Lease and Exhibit I.

2.4	Permits. Photocopy of permit card(s) for Lessee’s Work as issued by governing agencies.

3.
Construction. Lessee’s Work shall be performed in compliance with all Applicable Laws and in accordance with the terms of the Lease. Lessor shall be allowed to enter the Premises during construction for emergency purposes.

3.1.	General Contractor. Lessee shall use a licensed, bondable, general contractor, experienced in commercial construction for the construction of Lessee’s Work.

3.2.
Disruptive Conduct. Lessee and Lessee’s contractor(s) shall use good faith, commercially reasonable efforts to minimize disruption to neighboring land and any portion of the Premises to which such construction does not relate.

3.3.	Safety. All of Lessee’s Work shall be planned and conducted in an orderly manner, with regard for the safety of the public, the workers, and the Premises.

3.5.
Utilities During Construction. Lessee shall arrange and pay for temporary utilities and facilities, including electricity, water, sanitary facilities, etc., as reasonably necessary for the completion of Lessee’s Work.

4.    Completion. Prior to opening any Improvements for business (either as part of the initial construction of the Project or in connection with any future Improvements), Lessee shall deliver to Lessor a copy of a temporary or permanent Certificate of Occupancy for the Premises, or final inspection sign-off from the applicable governmental agency(ies), as applicable.

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EXHIBIT F
Project Entitlements
1) On February 21, 2018, the following applications were approved by Clark County:

•	UC-17-1096 Venetian Casino Resort, LLC, consisting of:

•
Use permits for the following: 1) a high impact project; 2) a recreational facility (events center/music venue) with accessory commercial; 3) fairgrounds; 4) retail sales; 5) restaurants; 6) on-premises consumption of alcohol; 7) live entertainment; 8) theater; 9) museum; and 10) deviations as shown per plans on file.

•	Deviations for the following: alternative landscaping and screening along a collector street; and 2) all other deviations as shown per plans on file.

•	Waiver of Development Standards for the following: 1) reduce setbacks; 2) increase building height; 3) reduce on-site parking; and 4) nonstandard improvements within a right-of-way.

•
Design Reviews for the following: 1) a high impact project; a recreational facility (events center); 3) fairgrounds; 4) increase sign area; 5) a pedestrian bridge; and 6) accessory buildings and structures in conjunction with existing resort hotels (Palazzo and Venetian) on 18.6 acres in an H-1 (Limited Resort and Apartment) Zone in an MUD-1 Overlay District. Generally located on the south side of Sands Avenue, 150 feet east of Koval Lane within Paradise.

•	WS-17-1095-Venetian Casino Resort, LLC, et. Al, consisting of:

•	Waivers of Development Standards for the following: 1) reduce setbacks; 2) reduce on-site parking; and 3) nonstandard improvements (pedestrian bridge, landscaping and fencing) within a right-of-way.

•
Design Review for a proposed pedestrian bridge connecting the existing Palazzo and Venetian Resort Hotels and the Sands Expo Center to a proposed events center/music venue/recreational facility (Madison Square Garden) on 63.0 acres in an H-1 (Limited Resort and Apartment Zone in an MUD-1 Overlay District. Generally located south of Sands Avenue and on the west and east sides of Koval Lane within Paradise.

The Notices of Final Action letters pertaining to the above two applications were filed on March 1, 2018.
2) On May 16, 2018, the following application was approved by Clark County:

•	WS-18-0218-Phase II Mall Subsidiary, LLC, et al [sic] consisting of:

•	Waiver of Development Standards for the following: 1) increase building height; and 2) increase time period for video or graphics display for animated signage.

•	Design Reviews for the following: 1) modifications to an approved High Impact Project for a recreational facility (event center/music venue); 2) signage including an increase in

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

animated sign area; and 3) modifications to an approved pedestrian bridge in conjunction with existing resort hotels (Palazzo and Venetian) on 81.6 acres in an H-1 (Limited Resort and Apartment) Zone in an MUD-1 Overlay District. Generally located south of Sands Avenue and on the west and east sides of Koval Lane within Paradise.
The Notice of Final Action letter pertaining to the above application was filed on May 24, 2018.

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EXHIBIT G
Provisions Related to Nevada Gaming Commission Rules and Regulations
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EXHIBIT H
Intentionally Deleted

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EXHIBIT I
Insurance Requirements
Lessee, at its sole cost and expense, shall procure and keep in full force until all of its obligations have been discharged, insurance against liabilities which may arise directly or indirectly from or in connection with the Property, with insurer(s) lawfully authorized to do business in the jurisdiction in which the Property is located.
The insurance requirements herein are minimum requirements of this Lease and in no way limit the indemnity covenants hereunder. Lessor in no way warrants that the minimum limits contained herein are sufficient to protect Lessee, its agents, representatives, employees, contractors and/or subcontractors of every tier from liabilities that might arise directly or indirectly from or in connection with the Property. Lessee, its contactors, and subcontractors MUST provide Lessor with evidence satisfactory to Lessor that the insurance requirements in this Lease have been met prior to commencement of work or services and/or entry onto the premises of the Property as outlined below.
Construction Insurance Requirements
Prior to commencement of construction of the Project or any other work by Lessee permitted under this Lease, including without limitation, any Improvements, Lessee shall procure or cause to be procured, and after such dates, shall carry or caused to be carried, until final completion of such work at least the following:
Builder’s Risk Insurance (standard “All Risk” or equivalent coverage) including without limitation, coverage against perils of fire (with extended coverage) lightning, windstorm, hail, vehicle impact, explosion, smoke, theft, vandalism, malicious mischief, water damage other than caused by flood, flood, explosion or rupture of pressure vessels, mechanical or electrical breakdown, collapse, scaffolding and temporary structures, testing and startup, temporary buildings and debris removal including demolition occasioned by enforcement of any applicable legal requirements, in an amount not less than one hundred percent replacement cost for all materials and equipment incorporated into the buildings and structures forming part of the Property, and all materials and equipment on or about the job site intended for incorporation into the Property, protecting Lessee, the Lessor, the general contractor, any Fee Mortgagee, and any Leasehold Mortgagee, as their interests may appear; to include rental payment coverage from the date of projected completion and extending the full period of construction or reconstruction or repair following the casualty and an endorsement for an “extended period of indemnity” for an additional twelve (12) months.
The Builder’s Risk Insurance shall also include a Permission to Complete and Occupy endorsement as well as coverage for materials stored off-site and in-transit and Business Interruption/Extra Expense coverage. The policy shall be issued in the names of Lessee, Lessor, any Fee Mortgagee, and any Leasehold Mortgagee, as their interests may appear. Any proceeds received because of a loss covered by such insurance shall be used and applied in the manner required by Section 19.

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Commercial General Liability insurance against claims for bodily injury and property damage including but not limited to death, independent contractors, blanket contractual liability, personal and advertising injury, broad form property damage, products/products-completed operations, and explosion, collapse and underground property damage (“XCU”) occurring upon, in or about the Project or other Improvements, and on, in, or about the adjoining sidewalks and passageways (including bodily injury including death, personal injury, and property damage resulting directly or indirectly from any change, alteration, improvement or repair thereof), or arising out of or in connection with the construction of the Project or other Improvements, with limits of liability in an amount not less than ***** each occurrence and ***** in the aggregate.
Commercial General Liability Insurance may be arranged under a single policy for the full limits required or by a combination of underlying policies with the balance provided by an Excess or Umbrella Liability policy. Coverage shall be at least as broad as the primary Commercial General Liability Policy to the extent reasonably commercially available to Lessee in the marketplace.
Commercial Auto Liability insurance covering any automobile (Symbol 1) used in connection with work being performed on or about or for the Property with limits of liability in an amount not less than ***** per occurrence. Coverage should include Motor Carrier Act endorsement - hazardous materials clean up (MCS-90), if applicable. Commercial Auto Liability Insurance may be arranged under a single policy for the full limits required or by a combination of underlying policies with the balance provided by an Excess or Umbrella Liability policy
Workers’ Compensation insurance in accordance with the Nevada statute with waivers of subrogation in favor of Lessor and all its Affiliates. Lessee shall cause all contractors and subcontractors of every tier to maintain Workers’ Compensation insurance in accordance with the Nevada statute with waivers of subrogation in favor of Lessor and all its Affiliates.
Employers’ Liability insurance with limits in an amount not less than:
Each Accident                *****
Disease - Each Employee        *****
Disease - Policy Limit            *****
Pollution Legal Liability insurance providing coverage for claims for bodily injury, property damage, clean-up costs, and related legal defense expense for pollution conditions that result from, or are disrupted by or on behalf of, Lessee or by the services rendered by a contractor or subcontractor of every tier, whether arising on-site or off-site. Coverage will include extensions for transportation and disposal, and full asbestos, lead, and underground and above ground storage tanks (as applicable), will include full severability of interests, and will not be restricted by any time element limitations. Coverage will apply to pollution conditions on, at, under, or migrating from the Property with limits in an amount not less than ***** each loss and in the aggregate and shall provide coverage for punitive damages, fines, or penalties where allowable by law.
Contractor’s Protective Professional Indemnity Insurance Policy (CPPI) providing coverage for actual or alleged breach of duty, neglect, acts, errors, or omissions committed by a property developer, its design consultants, and contractors in the development of the property

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

If Lessee decides to arrange the Property to be insured under an Owner Controlled Insurance Program (“OCIP”) or Contractor Controlled Insurance Program (“CCIP”) during the construction phase. Lessor and all its Affiliates shall be endorsed as an additional insured on the “OCIP” / “CCIP” including a waiver of subrogation in favor of Lessor and all its Affiliates.
Contractors and Subcontractors of All Tiers. Lessee shall require all contractors and subcontractors of all tiers to carry liability insurance that complies with the requirements of the foregoing sections, with limits complying with a schedule of such limits to be submitted by Lessee and approved by Lessor. Contractors and subcontractors of all tiers shall also (a) supply certificates of insurance (i) to the fullest extent permitted by law, naming Lessor and its Affiliates as additional insureds with respect to liability arising out of the operations of the contractor or subcontractor, including liability to their employees, representatives, heirs, and beneficiaries; (ii) providing that their insurance is primary and the insurance of Lessor and each additional insured is secondary and non-contributory to any other that may be in place; and (iii) waiving any right of subrogation against Lessor and each additional insured; or (b) supply copies of the provisions in or endorsements to their insurance policies that confirm such terms. Lessee shall obtain from the contractors and subcontractors of all tiers the certificates of insurance and/or policy provisions required by this subparagraph. Lessee shall cause the general contractor to be responsible for identifying and remedying any deficiencies in the certificates of insurance or policy provisions. Lessee shall make such certificates of insurance and/or policy provisions available to Lessor upon Lessor’s reasonable request.
Operational Insurance Requirements
Property Insurance covering Lessee’s Improvements and other Improvements located on the Land, and on the FF&E and other property installed or used in, on or about the Property at least equal to the full replacement cost thereof, without deduction for depreciation, against all risk of direct physical loss or damage as may from time to time be included within the definition of an “All Risk Insurance Policy” and, provided such is available from time to time on commercially reasonable terms, extended to include coverage against earthquake, earth movement, flood (including back-up of sewers and drains), terrorism (which may be provided by a stand-alone program otherwise meeting the requirements hereof), sprinkler leakage, breakdown of boilers, machinery and electrical equipment, and such other risks (to the extend obtainable on commercially reasonable terms) as the Lessor may reasonably designate. The All Risk Insurance Policy shall contain a waiver of subrogation for the benefit of Lessor and all of its Affiliates.
Increase Costs: The Property Insurance policy also shall cover increase cost of construction, demolition and debris removal coverage, arising out of the enforcement of building laws and ordinance governing repair and reconstruction and shall include an agreed amount provision or not contain a coinsurance clause. The replacement cost of the Property and such other improvements as are located on the Land, and of the FF&E and other property installed or used in, on or about the Property shall be determined at least once every forty-eight (48) months by Lessee.
Loss of Rent/Business Income: The insurance shall also include, at Lessee’s sole cost and expense, a rent endorsement protecting the Lessor, for all Loss Rent for the full period of reconstruction or

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

repair following the casualty and an endorsement for an “extended period of indemnity” for an additional eighteen (18) months.
Stored FF&E: Lessee shall also keep in effect, at its sole cost and expense, insurance on the FF&E and other property intended for installation or use in, on, or about the Property, while in temporary storage away from the Property, against all risk of loss or damage as would typically be included within an “All Risk Policy” as then available, in an amount not less than the full replacement cost thereof.
Liability Insurance: Lessee shall maintain, for the mutual benefit of the Lessee and Lessor, and shall add Lessor and all of its Affiliates as an additional insured, Commercial General Liability insurance against claims for bodily injury and property damage including but not limited to personal & advertising injury, death, premises, independent contractors, blanket contractual liability, broad form property damage, products-completed operations, occurring upon, in or about the Property, and on, in or about the adjoining sidewalks and passageways (including but not limited to personal injury, death, and property damage resulting directly or indirectly from any change, alteration, improvement or repair thereof), or arising out of or in connection with the ownership management, maintenance or operations of the Property with limits in an amount not less than ***** per occurrence and in the aggregate. If Lessee’s liability policy does not contain the standard separation of insureds provision or a substantially similar clause, the policy shall be endorsed to provide cross-liability coverage.
Tenant’s liability insurance policies must provide the following coverages with minimum limits as indicated (in each case to the extent such coverage is applicable to the Property):

i.	Liquor Liability insurance covering claims arising from providing, serving, or sale of alcoholic beverages with limits in an amount not less than ***** per occurrence and in the aggregate.

ii.	Liability policy should not exclude coverage for organized racing, speed, or stunting activities.

iii.	Modification of Products Completed Operations Hazards Definition to include bodily injury and/or property damage arising out of your products manufactured, sold, or distributed.

iv.	Liability policy should not exclude coverage for Pyrotechnics.

v.	Liability policy should not exclude coverage for the actions of live or exotic animals.

vi.	Liability policy should include Participants Legal Liability Endorsement to the extent reasonably commercially available to Lessee in the market place.

vii.	Liability policy should include Incidental Medical Errors & Omissions Endorsement.
Commercial General Liability Insurance may be arranged under a single policy for the full limits required or by a combination of underlying policies with the balance provided by an Excess or Umbrella Liability policy. Coverage shall be at least as broad as primary Commercial General Liability Policy, to the extent reasonably commercially available to Lessee in the market place.
Errors & Omissions Insurance (including Privacy Liability Coverage, Network Security Coverage, Media and Content Coverage and Software Copyright Coverage), in an amount not less than *****

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each claim and in the aggregate providing coverage for damages and claims expense arising from any acts, error, or omission of the Insured, and the Insured’s employees and independent contractors, related to all products and services of the Insured including but not limited to, as applicable, the design, operation, and hosting of a website (including e-commerce) or content posted on the Internet and including coverage for Network Security / Data Privacy claims including notification and forensics expenses. Coverage shall also include:

i.	If subject to an Insured versus Insured exclusion, such exclusion must expressly carve out claims by an additional insured.

ii.
Coverage for Intellectual Property Infringement including, but not limited to, claims arising out of the actual or ALLEGED infringement of copyright, trademark, trade name, trade dress, service mark, service name, or software code.

iii.	Coverage for liability arising from the failure to protect or the loss or disclosure of private / confidential information no matter how the loss occurs.

iv.
Coverage for failure to prevent denial of service, unauthorized access to, unauthorized use of, tampering with or the introduction of malicious or damaging code into firmware, data, software, systems or networks.

v.
Includes Personal Injury coverage for injury other than bodily injury including defamation, libel, slander, invasion of or violation of rights to privacy, infliction of emotional distress, outrage, or other tort related to disparagement or harm of the reputation of any person or organization and other Personal Injury coverage for injury other than bodily injury.

vi.
Such insurance shall have a retroactive coverage date no later than the Effective Date of this Lease. Coverage must be kept in force for at least two (2) years after termination of this Lease or an extended reporting period option of at least two (2) years must be purchased.

Aviation Liability Insurance, if applicable, with limits in an amount not less than ***** per occurrence to include war risk and personal injury liability.
Comprehensive blanket crime Insurance, in an amount not less than ***** which shall include coverage for lease, contract, temporary or seasonal employees and employees of the Property.
Employment Practices Liability (EPL) Insurance, in an amount not less than ***** which shall include coverage for sexual harassment, discrimination, wrongful termination, breach of employment contract, negligent evaluation, failure to employ or promote, wrongful discipline, deprivation of career opportunity, wrongful infliction of emotional distress, and mismanagement of employee benefit plan(s) and includes coverage for third party claims by non-employees.
Commercial Automobile Liability insurance covering all owned, hired, and non-owned vehicles in an amount not less than ***** each accident, including all statutory coverage for all states of operation. Commercial Auto Liability Insurance may be arranged under a single policy for the full limits required or by a combination of underlying policies with the balance provided by an Excess or Umbrella Liability policy

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

Workers’ Compensation insurance in accordance with Nevada statute with waivers of subrogation in favor of Lessor and all its Affiliates. Lessee shall cause all vendors, contractors and subcontractors to maintain Workers’ Compensation insurance in accordance with Nevada statute with waivers of subrogation in favor of Lessor and all its Affiliates.
Employers’ Liability insurance with limits in an amount not less than:
Each Accident                *****
Disease - Each Employee        *****
Disease - Policy Limit            *****
If Lessee is using its employees as armed or unarmed security for the Property then Liability insurance shall be obtained to provide coverage for assault and battery, false arrest, libel and/or slander, discrimination, wrongful eviction, and any other related events that would be typically insured by a prudent person and contain no exclusion for use of force. In the event a third party is used for security at the Property then either MSG’s or such third party’s liability coverage shall cover the same risks and have a limit of not less than ***** per occurrence and in the aggregate and name Lessor and all of its Affiliates as additional insureds in the General Liability policy.
The following coverage shall only apply to the extent applicable to the operations on the Property: If Lessee operates, with its employees, a valet service or parking garage then its General Liability shall include garage keepers’ liability and insurance for self-park garages covering all damage to vehicles under the control of Lessee or its Affiliates. In the event a third party is used to operate the valet or the parking garage, then such third party’s liability coverage shall cover the same risks and have a limit of not less than ***** per occurrence and in aggregate and name the Lessor and all of its Affiliates as additional insureds in the General Liability policy.
Premise and Operation insurance covering those exposures to loss that fall outside the defined “products-completed operations hazard,” including liability for injury or damage arising outside of the Property or outside of Lessee’s business operations while such operations are in progress.
The above required minimum policies shall include the following:

1.
Lessor, all its Affiliates, and its respective directors, officers, employees, and agents is an additional insured except for Workers’ Compensation/Employer’s Liability/Crime/EPL policies and shall be covered to the full limits of liability purchased by Lessee, even if those limits are in excess of those required by this Lease.

2.	Lessee’s insurance policies shall be primary and non-contributory with respect to any other insurance available to or maintained by Lessor.

3.
Each policy will contain “Separation of Insureds” or “Severability of Interest” clause indicating this insurance applies as if each named insured were the only named insured, and separately to each insured against whom claim is made or suit is brought.

4.	Waiver of subrogation in favor of Lessor, and all its Affiliates, and its respective agents, officers, directors, and employees for recovery of damages.
Other Requirements
From time to time, Lessor may request other insurance in such amount as Lessee and Lessor in their reasonable judgment deem advisable for protection against claims, liabilities and losses arising out

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of or connected with the operations of the Property provided such increases in limits or coverages shall not occur more than once every five years unless required by Lessor’s lender or if a new risk arises that is not currently anticipated by the existing insurance coverage.
Insurance Carriers, Policies: All insurance provided for in this Lease shall be effected under valid and enforceable policies, issued by insurers of recognized responsibility and having an A.M. Best Rating of “A-, VIII” or better. Notwithstanding the foregoing, the use of captive insurance companies is permitted in order to obtain commercially reasonable terrorism insurance coverage in satisfaction of the Lessee’s insurance obligations.
If Lessee fails to purchase and maintain, or to require to be purchased and maintained, any insurance required by this Lease, Lessor may, but shall not be obligated to, upon five (5) days' written notice to Lessee, purchase such insurance on behalf of Lessee and shall be reimbursed by Lessee upon demand for all amounts paid by Lessor in connection therewith, or may deduct such amounts from sums due to Lessee.
If Lessee assigns or subleases all or any portion of its rights under this Lease, any assignee or sub lessee of such rights shall be bound by the insurance and indemnity provisions of this Lease, and Lessor shall obtain from such assignee or sub lessee its express written agreement that it shall comply with such provisions.
Lessee shall not violate the terms and conditions of Lessor’s insurance policies or engage in conduct that would prejudice or diminish Lessor’s rights under its policies or result in higher premiums.
Lessee shall require that any subcontractor, vendor, or other supplier hired to perform work at the Property will agree to indemnify, defend and hold harmless Lessee and Lessor from and against any and all claims, allegations, lawsuits, or other causes of actions arising out of such subcontractor’s, vendor’s or supplier’s work done at the Property on behalf of Lessee due to such party’s negligent acts, errors or omissions.
For any claims made policies, such policies shall have a retroactive coverage date no later than the Effective Date of this Lease. Coverage must be kept in force for at least two (2) years after termination of this Lease or an extended reporting period option of at least two (2) years must be purchased.
Verification of Coverage: Lessee shall furnish Lessor with a certificate of insurance, executed by a duly authorized representative of each insurer, showing compliance with the insurance requirements set forth herein; the additional insured and waiver of subrogation endorsements shall be attached to the certificate of insurance thereof.
Lessor shall have the right, but not the obligation, to prohibit Lessee or any contractors/subcontractors from entering the Property until such certificates or other evidence that insurance has been placed in complete compliance with these requirements is received and approved by Lessor, which shall not be unreasonably withheld.

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Failure of Lessor to demand such certificates or other evidence of full compliance with these insurance requirements or failure of Lessor to identify a deficiency from evidence that is provided shall not be construed as a waiver of Lessee’s and/or its contractors/subcontractors obligations to maintain such insurance.
Insurance Separate from Indemnity: For avoidance of doubt, the insurance obligations imposed by this Exhibit are separate and distinct from any indemnification obligations imposed by this Lease. The insurance as required in this Lease shall in no way be interpreted as relieving Lessee and/or its contractor/subcontractor of any indemnification obligation in this Lease.

CONFIDENTIAL TREATMENT REQUESTED BY THE MADISON SQUARE GARDEN COMPANY

EXHIBIT J
List of Plans
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EXHIBIT K
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